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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Aspect Communications Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

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4) Date Filed:

SEC 1913 (02-02)	Persons who potentially are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

April 23, 2004

To Our Shareholders:

      You are cordially invited to attend the Annual Meeting of Shareholders of Aspect Communications Corporation, to be held on May 27, 2004. Enclosed are the notice of this meeting, a proxy statement, and a form of proxy card. Please note that the meeting will be held at 4:00 p.m., at the Company’s facilities located at 1320 Ridder Park Drive, San Jose, California 95131.

      Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

      Your vote is important. Whether or not you plan to attend the meeting, I urge you to vote your shares as soon as possible. Instructions in the proxy card will tell you how to vote over the Internet, by telephone or by returning your proxy card. The proxy statement explains more about proxy voting. Please read it carefully.

      Thank you for your continued support of our company.

Sincerely,

GARY E. BARNETT
President and Chief Executive Officer

ASPECT COMMUNICATIONS CORPORATION

NOTICE OF 2004 ANNUAL MEETING AND PROXY STATEMENT

i

ASPECT COMMUNICATIONS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date	4:00 p.m. P.D.T. on Thursday, May 27, 2004.

Place	The Annual Meeting will be held at the Company’s facilities located at 1320 Ridder Park Drive, San Jose, California 95131.

Items of Business	(1) The election of directors;
(2) Amendment to the 1998 Directors’ Stock Option Plan (the “Directors’ Option Plan”) to increase the number of shares reserved for issuance under the Directors’ Option Plan by 600,000 shares of common stock, to increase the number of shares that may be granted to nonemployee members of the Company’s Board of Directors under the automatic option awards made thereunder, and to approve a special one-time option grant to existing nonemployee Board members;
(3) Amendment to the Retainer Compensation Plan (the “Retainer Plan”) for the Board of Directors of the Company to increase the number of shares of common stock reserved for issuance under the Retainer Plan by 60,000 shares of common stock and to permit all retainers paid by the Company in connection with Board service to be paid in shares of common stock; and
(4) The ratification of the appointment of independent auditors for the 2004 fiscal year.
(5) We will also consider other business that properly comes before the Annual Meeting.

Adjournments and Postponements	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	Only shareholders of record at the close of business on March 31, 2004, are entitled to notice of and to vote at the Annual Meeting. At the record date, 58,488,566 shares of the Company’s common stock, with a par value of $.01 per share, were issued and outstanding. Also, 50,000 shares of the Company’s Series B convertible preferred stock (“Series B preferred stock”), with a par value of $1000, were issued and outstanding. Such shares are currently convertible into 22,222,222 shares of the Company’s common stock and vote on an as-converted basis in connection with the matters proposed at the Annual Meeting.

Vista Conversion Agreement	On February 13, 2004, we filed a registration statement with the Securities and Exchange Commission relating to a proposed public offering of shares of our common stock. In connection with that offering, Vista Equity Fund II, L.P., which, together with its affiliates, we refer to as Vista, has agreed to convert all of its shares of Series B preferred stock into 22,222,222 shares of our common stock immediately prior to the completion of the offering. In consideration for this voluntary conversion, we have agreed to issue Vista 200,000 additional shares of our common stock and pay Vista a $3 million transaction fee. Additionally, Vista will retain the right to nominate two directors to serve on our board and to have an approval right over certain significant corporate matters until such time as its share ownership falls below 4,500,000 shares of its originally purchased and converted common stock. The fair market value of the 200,000 shares issuable to Vista and the $3 million transaction fee will be charged to net income attributable to common shareholders in the quarter in which this offering closes, together with the $16.3 million unamortized balance of the beneficial conversion feature associated with the issuance of the preferred stock.

Until the Series B preferred stock converts, Vista retains its right to nominate and elect two directors (Messrs. Smith and Rand) by a separate vote of the Series B preferred stock. See “Proposal No. 1 — Election of Directors.”

Meeting Admission	You are entitled to attend the annual meeting only if you were an Aspect shareholder as of the close of business on March 31, 2004 or hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If you are not a record holder but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to March 31, 2004, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the meeting.

Revocability of Proxies	Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use, by delivering to the Company, at its principal office at 1320 Ridder Park Drive, San Jose, California 95131 (Attention: Stephen Yu, Vice President, General Counsel and Secretary), a written notice of revocation or a duly executed proxy card bearing a later date, or by attending the Annual Meeting and voting in person.

Voting	Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy or voting instructions for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the reply envelope enclosed, or, in most cases, by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled

Questions and Answers beginning on page 4 of this proxy statement and the instructions on the proxy or voting instruction card.

STEPHEN YU
Vice President, General Counsel
and Secretary

San Jose, California
April 23, 2004

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	The Board of Directors (the “Board”) of Aspect Communications Corporation (“Aspect”), a California corporation, is providing these proxy materials for you in connection with Aspect’s Annual Meeting of Shareholders, which will take place on May 27, 2004 at 4:00 p.m. P.D.T., or at any adjournment(s) thereof. The Annual Meeting will be held at the Company’s facilities located at 1320 Ridder Park Drive, San Jose, California 95131. The telephone number at that location is (408) 325-2200. As a shareholder, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and the most highly paid executive officers, and certain other required information. Our 2003 Annual Report to shareholders, which includes our 2003 Form 10-K/A, as amended, is also enclosed. These proxy solicitation materials were mailed on or about April 30, 2004, to all shareholders entitled to vote at the Annual Meeting.

Shareholders may request or download a free copy of the 2003 Form 10-K/A from:

Aspect Communications Corporation
Attn: Investor Relations
1320 Ridder Park Drive
San Jose, CA 95131-2313
www.aspect.com

Q:	What items of business will be voted on at the Annual Meeting?

A:	The items of business that will be voted on at the annual meeting are:

•	The election of directors;

•	Amendment to the 1998 Directors’ Stock Option Plan to increase the number of shares reserved for issuance under the Directors’ Option Plan by 600,000 shares, to increase the number of shares that may be granted to nonemployee members of the Company’s Board of Directors under the automatic option awards made thereunder, and to approve a special one-time option grant to existing nonemployee Board members;

•	Amendment to the Annual Retainer Compensation Plan for the Board of Directors of the Company to increase the number of shares of common stock reserved for issuance under the Retainer Plan by 60,000 shares and to permit all retainers paid by the Company in connection with Board service to be paid in shares of common stock; and

•	The ratification of the appointment of independent auditors for the 2004 fiscal year.

We will also consider other business that properly comes before the Annual Meeting.

Q:	How does the Board of Directors recommend that I vote?

A:	Our Board recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” the amendment to the 1998 Directors’ Stock Option Plan, “FOR” the amendment to the Annual Retainer Compensation Plan for the Board of Directors of the Company and “FOR” the ratification of the appointment of independent auditors for the 2004 fiscal year.

Q:	What shares can I vote?

A:	You can vote all shares owned by you as of the close of business on March 31, 2004, the Record Date. These shares include (1) shares held directly in your name as the shareholder of record and (2) shares held for you as the beneficial owner through a broker, trustee, or other nominee such as a bank.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Most Aspect shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with Aspect’s transfer agent, EquiServe Trust Company, N.A., you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by Aspect. As the shareholder of record you have the right to grant your voting proxy directly to Aspect or to vote in person at the meeting. Aspect has enclosed or sent a proxy card for you to use.

Beneficial Owner

If your shares are held in a brokerage account, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Annual Meeting.

Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:	How can I attend the Annual Meeting?

A:	You are entitled to attend the Annual Meeting only if you were an Aspect shareholder or joint holder as of the close of business on March 31, 2004 or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a shareholder of record, your name will be verified against the list of shareholders of record on the record date prior to your being admitted to the meeting. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to March 31, 2004, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the meeting.

The Annual Meeting will begin promptly at 4:00 p.m. P.D.T.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held in your name as the shareholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares. Even if you plan to attend the meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a shareholder of record, you may vote by submitting a proxy card. If you hold shares beneficially in street name, you may vote by submitting vote instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

By Internet — Record holders of shares of Aspect common stock with Internet access may submit proxies from any location in the world by following the “Internet Voting” instruction on their proxy cards. Most Aspect shareholders who hold shares beneficially in street name may vote by accessing the website specified on the voting instruction cards provided by their brokers, trustee or nominees. Please check the voting instruction card for Internet voting availability.

By Telephone — Record holders of Aspect common stock who live in the United States or Canada may submit proxies by following “Telephone Voting” instructions on their proxy cards. Most Aspect shareholders who hold shares beneficially in street name and live in the United States or Canada may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, trustee or nominees. Please check the voting instruction card for telephone voting availability.

By Mail — Record holders of Aspect common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the reply envelope enclosed. Aspect shareholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the reply envelope enclosed.

Q:	Can I change my vote?

A:	You may change your vote at any time prior to the vote at the Annual Meeting. For shares held directly in your name as the record holder, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Aspect Corporate Secretary prior to your shares being voted, or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:	Who can help answer my questions?

A:	If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact:

Aspect Communications Corporation
Attn: Investor Relations
1320 Ridder Park Drive
San Jose, CA 95131
(408) 325-2200

If you need additional copies of this proxy statement or voting materials, you may also contact Aspect Investor Relations.

Q:	How are votes counted?

A:	In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. You may also elect to cumulate your votes as described below under “Is cumulative voting permitted for the election of directors?”

For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of Aspect’s nominees to the Board, “FOR” approval of the amendment to the 1998 Directors’ Stock Option Plan, “FOR” approval of the amendment to the Annual Retainer Compensation Plan for the Board of Directors, “FOR” ratification of the independent auditors, and in the discretion of the proxy holders on any other matters that properly come before the meeting).

Q:	Is cumulative voting permitted for the election of directors?

A:	In the election of directors, you may elect to cumulate your votes. Cumulative voting will allow you to allocate among the director nominees, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares you hold. For example, if you own 100 shares of stock, and there are 6 directors to be elected at the Annual Meeting, you could allocate 600

“FOR” votes (6 times 100) among as few or as many of the 6 nominees to be voted on at the Annual Meeting as you choose.

If you choose to cumulate your votes, you will need to submit a proxy card or a ballot and make an explicit statement of your intent to cumulate your votes, either by so indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the Annual Meeting. If you hold shares beneficially in street name and wish to cumulate votes, you should contact your broker or nominee.

Gary E. Barnett and Gary A. Wetsel, as proxy holders, reserve the right to cumulate and cast your votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that none of your votes will be cast for any nominee as to whom you instruct that your votes be withheld.

Cumulative voting applies only to the election of directors. For all other matters, each share of common stock outstanding (or issuable on conversion of outstanding shares of Series B convertible preferred stock) as of the close of business on the Record Date is entitled to one vote.

Q:	What is the voting requirement to approve each of the proposals? How are abstentions and broker non-votes treated?

A:	In the election of directors, the six persons receiving the highest number of “FOR” votes at the Annual Meeting will be elected, and two directors will be elected by the Series B preferred stock voting separately. See “Vista Conversion Agreement” above.

All other proposals require the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the Annual Meeting (for this purpose, the Series B preferred stock votes on an as-converted to common stock basis). If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. For purposes of determining the number of shares voting on a particular proposal, votes cast for or against a proposal and abstentions are counted as shares voting, whereas broker non-votes are not counted as shares voting. Accordingly, an abstention will have the same effect as a vote against the proposal, and broker non-votes can have the effect of preventing approval of certain proposals where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

Q:	What is the quorum requirement for the Annual Meeting?

A:	The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of shares of Aspect common stock issued and outstanding on the record date must be present in person or represented by proxy. Votes that are cast for or against a proposal, abstentions, and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each Aspect proxy card and voting instruction card that you receive.

Q:	How do I obtain a separate set of voting materials?

A:	If you share an address with another shareholder and have received only one set of proxy materials (including our Annual Report to shareholder and proxy statement), or you wish to receive a separate set of proxy materials in the future, you may write or call us to request a separate copy of these materials at no cost to you. You may write to us at 1320 Ridder Park Drive, San Jose, CA 95131, Attn: Investor Relations, call us at (408) 325-2200 or go to the website www.aspect.com.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2004.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than the four items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holder will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:	What shares are entitled to be voted?

A:	Each share of Aspect common stock issued and outstanding as of the close of business on March 31, 2004, the Record Date, is entitled to be voted on all items being voted upon at the Annual Meeting. On the Record Date, we had 58,488,566 shares of common stock issued and outstanding. Additionally, the holders of Series B preferred stock are entitled to vote (on an-as converted basis) on all matters subject to a shareholder vote. The outstanding shares of Series B preferred stock are currently convertible into 22,222,222 shares of the Company’s common stock. See “Vista Conversion Agreement.”

Q:	When does the Series B preferred stock convert?

A:	As described above, Vista has agreed under certain conditions to convert its preferred stock into common stock. We expect this conversion to take place immediately prior to the completion of our public offering announced on February 13, 2004. See “Vista Conversion Agreement.”

Q:	What are the voting rights of the Series B Convertible Preferred Shareholders?

A:	The holders of Series B preferred stock are entitled to elect two (2) directors to serve on the Company’s Board of Directors. This right to elect two (2) directors may, under certain limited circumstances described in the Company’s Certificate of Determination of Rights Preferences and Privileges of Series B Convertible Preferred Stock (the “Certificate of Determination”), be reduced to the right to elect one (1) director, or eliminated altogether. For so long as the holders of Series B preferred stock are entitled to elect two directors, the Board shall consist of eight (8) directors unless the Company receives the prior written approval of the holders of a majority of the outstanding shares of Series B preferred stock. For so long as the holders of Series B preferred stock are entitled to elect one director, the Board shall consist of seven (7) directors unless the Company receives the prior written approval of the holders of a majority of the outstanding shares of Series B preferred stock.

The holders of Series B preferred stock are entitled to vote (on an as-converted basis) on all matters subject to a shareholder vote. Except as described below, or as required by law, the holders of Series B preferred stock and common stock vote together as a single class.

The holders of Series B preferred stock have veto rights with respect to certain Company actions. In summary, and as more fully described Certificate of Determination, the Company (and its subsidiaries) cannot without the affirmative vote of the holders of a majority of the outstanding shares of Series B preferred stock:

(i) alter or change the preferences, rights or powers of the Series B preferred stock,

(ii) create, authorize or issue any capital stock that ranks prior to or pari passu with the Series B preferred stock,

(iii) increase the authorized number of shares of Series B preferred stock,

(iv) create, authorize or issue any capital stock (other than shares of common stock issuable upon conversion of the Series B preferred stock or shares issuable upon exercise of any options currently outstanding or options issued pursuant to a Company stock option plan),

(v) effect a change of control, including any disposition of all or substantially all the assets of the Company, merger, consolidation or transaction resulting in a change or more than 50% of the voting power of the Company,

(vi) create or incur any indebtedness in excess of $10,000,000 in the aggregate, unless approved in the Company’s annual budget,

(vii) effect a voluntary liquidation, dissolution or winding up of the Company,

(viii) acquire any interest, enter into any joint venture or make any investment in another company or business involving an aggregate purchase price of $10,000,000 or more,

(ix) enter into or amend any agreement or arrangement with any of its officers, directors, stockholders holding at least 2% of the Company’s common stock, or with any immediate family or related entity of any such individual, except for employment arrangements and benefit programs approved by the Board,

(x) become subject to any agreement or instrument which by its terms would restrict the Company’s right to comply with the voting rights of the Series B preferred stock,

(xi) approve or implement an annual budget of the Company; or

(xii) allow the Company to change the compensation paid to, or terminate the employment of certain officers of the Company.

Q:	Who will serve as Inspector of Elections?

A:	The Inspector of Elections will be an officer of Aspect with the assistance of Georgeson Shareholder Communications Inc. (Georgeson).

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Aspect or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to Aspect management.

Q:	Who will bear the cost of soliciting votes for the proxy?

A:	Aspect is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Georgeson to assist us in the distribution of proxy materials to brokerage houses, banks, custodians and other institutional owners, and the solicitation of votes described above. We will pay Georgeson a fee of $11,000 plus customary costs and expenses for these services. Aspect has agreed to indemnify Georgeson against certain liabilities arising out of or in connection with its agreement. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to shareholders.

Q:	What is the deadline for receipt of shareholder proposals and nominations for the Company’s 2005 Annual Meeting of Shareholders?

A:	Proposals by shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2005 Annual Meeting of Shareholders must be received by the Company no later than December 24, 2004, in order that they may be included in the proxy statement and form of proxy relating to that meeting. If the Company is not notified of a shareholder proposal by March 16, 2005, then the proxies held by management of the Company provide discretionary authority to vote against such shareholder proposal, even though such proposal is not discussed in the proxy statement. Shareholders wishing to submit proposals or nominations of persons to serve as directors should notify the Company at its principal office at 1320 Ridder Park Drive, San Jose, California 95131 (Attention: Stephen Yu, Vice President, General Counsel and Secretary) of their desire to do so.

Q:	How may I communicate with Aspect’s Board or the non-management directors on the Aspect Board?

A:	You may send, in an envelope marked “Confidential,” a written communication to the Chair of the Audit Committee, c/o the Company’s Secretary at 1320 Ridder Park Drive, San Jose, CA 95131-2313. All such envelopes will be delivered unopened to the Chair of our Audit Committee.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Directors Elected by Holders of Common Stock — Nominees

      A board of six directors will be elected by the holders of common stock at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below. In the event that any nominee of the Company is unable to or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. It is not expected that any nominee listed below will be unable to or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his or her successor has been elected and qualified.

      The names of the nominees, their ages, and certain other information about them as of March 31, 2004 are set forth below:

Name of Nominee	Age	Principal Occupation	Director Since

Barry M. Ariko	58	Chief Executive Officer and President, Mirapoint, Inc.	2002
Donald P. Casey	57	Consultant; former President and Chief Operating Officer, Exodus Communications, Inc.	2001
Norman A. Fogelsong	52	General Partner, Institutional Venture Partners	1985
John W. Peth	55	President and Chief Executive Officer, Business Resource Group	1992
Thomas Weatherford	57	Consultant; former Executive Vice President and Chief Financial Officer, Business Objects S.A.	2004
David B. Wright	54	Executive Vice President, EMC Corporation and President, LEGATO Software Division	2001

      Except as set forth below, each of the nominees has been engaged in his occupation set forth above during the past five years. There are no family relationships among the directors or executive officers of the Company.

      Mr. Ariko has been a director since January 2002. Since November 2003, Mr. Ariko has been President and Chief Executive Officer of Mirapoint, Inc., a private company manufacturing messaging systems. From May 2001 to October 2003, he performed independent consulting on software distribution strategies and operations. From January 2000, until it was acquired by Peregrine Systems in May 2001, he served as Chairman, Chief Executive Officer and President of Extricity, Inc., a provider of software for the management of inter-company transactions and workflow. Before joining Extricity, Mr. Ariko served as Senior Vice President of America Online, Inc., which had acquired Netscape Communications Corp., where he was Executive Vice President and Chief Operating Officer with primary responsibility for the enterprise software business since August 1998. From April 1994 to August 1998, Mr. Ariko was Executive Vice President in charge of the Americas operations for Oracle Corporation and was a member of the Executive Management Committee. Mr. Ariko is a member of the Board of Directors of Autonomy Systems Ltd. and Incyte Genomics, Inc.

      Mr. Casey has been a director since February 2001. He is currently a consultant on information technology strategy and operations. Prior to establishing his consulting business, Mr. Casey served as President and Chief Operating Officer of Exodus Communications, Inc. from June 2000 until April 2001. Prior to Exodus, Mr. Casey was Chief Technology Officer and President of U.S. Services of Wang Global, Inc. He joined Wang in October 1991 as a member of a turnaround management team. Mr. Casey previously held executive management positions at Lotus Development Corporation, Apple Computer, Inc. and International Business Machines Corporation.

      Mr. Fogelsong has been a director since September 1985. Since March 1989, Mr. Fogelsong has been a General Partner and Managing Director of Institutional Venture Partners, a venture capital investment firm. Between March 1980 and February 1989, Mr. Fogelsong was a venture capitalist with Mayfield Fund, a venture capital investment firm. Mr. Fogelsong is also a member of the Board of Directors of Concur Technologies, Inc.

      Mr. Peth has been a director since May 1992. Mr. Peth is currently the President and Chief Executive Officer of Business Resource Group, a provider of office workspace products and services. He has also served on the Board of Directors of Business Resource Group since June 1995. From April 1991 through March 1997, Mr. Peth served as an executive officer of TAB Products Company, an office filing and furniture systems manufacturer and distributor. He served on the Board of Directors of TAB from April 1991 through January 1997. From December 1989 to April 1991, Mr. Peth served as the Office Managing Partner, San Jose Region, for Deloitte & Touche LLP, a public accounting firm.

      Mr. Weatherford has been a director since January 2004. Mr. Weatherford served as Executive Vice President and Chief Financial Officer of Business Objects S.A., a provider of business intelligence software, from 1997 to 2002. Mr. Weatherford has held senior financial positions at NETCOM On-Line Communication Services, Logitech, Texas Instruments, Schlumberger, and Tandem Computers. Mr. Weatherford also serves on the boards of ILOG S.A., Saba Software, Inc., Synplicity, Inc. and is affiliated with several private companies.

      Mr. Wright has been a director since February 2001. Since October 2003, Mr. Wright has served as an Executive Vice President of EMC Corporation, a provider of information storage systems, software, networks and services, and President of EMC’s Legato Systems Division. From October 2000 until its acquisition by EMC in October 2003, Mr. Wright served as President and Chief Executive Officer of Legato Systems, Inc. Mr. Wright joined Amdahl Corporation in 1987 as Vice President for Sales and Service in the Northeast region of the United States and served as its President and Chief Executive Officer from 1997 to 2000. Mr. Wright is a member of the Board of Directors of VA Software Corporation.

Directors Elected by Holders of Series B Convertible Preferred Stock

Name of Nominee	Age	Principal Occupation	Director Since

A. Barry Rand	59	Interim Chairman of the Board of Directors of Aspect; Chairman and Chief Executive Officer, Equitant Limited	2003
Robert F. Smith	41	Managing Principal, Vista Equity Partners, LLC	2003

      Mr. Rand has been a director since January 2003 and has served as Interim Chairman of the Board of Directors since August 2003. Mr. Rand is currently Chairman and Chief Executive Officer of Equitant Limited, a provider of Order-to-Cash management services. From 1999 to 2001, Mr. Rand was the Chairman and Chief Executive Officer of The Avis Group following a thirty-year career with Xerox Corporation where he served most recently as Executive Vice President of Worldwide Operations. Mr. Rand also serves on the Board of Directors of AT&T Wireless Services, Abbott Laboratories, and Agilent Technologies.

      Mr. Smith has been a director since January 2003. Mr. Smith is the Managing Principal Partner of Vista Equity Partners, which he founded in 2000. From 1994 to 2000, Mr. Smith was the Vice President and Co-Head of Enterprise Systems and Storage for Goldman Sachs. Previously, he was the Technical Supervisor in the Food Service Division at Kraft General Foods, responsible for product, equipment and process development. Mr. Smith also currently serves on the boards of several privately held companies.

      The Board believes that each of Messrs. Ariko, Casey, Fogelsong, Peth, Rand, Weatherford and Wright are “independent” under current Nasdaq rules.

      Our directors are encouraged to attend all Aspect shareholder meetings.

Board Meetings and Committees

      The Board of Directors held a total of thirteen meetings and acted by written consent one time during the year ended December 31, 2003. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

      The Audit Committee of the Board of Directors (the “Audit Committee”) consisted, as of December 31, 2003, of Christopher Paisley (Committee Chair), Mr. Peth, Mr. Rand and Mr. Wright and held ten meetings during the last fiscal year. In January 2004, Mr. Paisley resigned from the Board of Directors and the Audit Committee to pursue other interests. Thomas Weatherford was elected to the Board and the Audit Committee to fill the vacancy created by Mr. Paisley’s resignation, and Mr. Peth was appointed the Chair of the Audit Committee. The Audit Committee Charter is attached to this Proxy Statement as Appendix A. The Audit Committee has responsibility for, among other things, appointing and determining the compensation of the Company’s independent auditors, approving in advance any engagements with the Company’s independent auditors with respect to permitted non-audit services, reviewing and approving the Company’s critical accounting policies, and overseeing and evaluating the Company’s system of internal accounting and disclosure controls, including the controls and processes by which the Company prepares its periodic reports. A report of the Company’s Audit Committee is included elsewhere in this proxy statement and further describes certain matters related to and actions taken by the Audit Committee during 2003. The Company’s Board of Directors has determined that Mr. Peth and Mr. Weatherford are the Company’s Audit Committee Financial Experts, as defined in applicable SEC rules. Mr. Peth, Mr. Rand, Mr. Weatherford and Mr. Wright are independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

      The Compensation Committee of the Board of Directors (the “Compensation Committee”) consisted, as of December 31, 2003, of Mr. Ariko (Committee Chair), Mr. Casey, Mr. Fogelsong and Mr. Smith. The Compensation Committee held nine meetings and acted by written consent two times during the last fiscal year. The Compensation Committee determines policy on and takes actions with regard to the compensation of our executive officers and other employees, administers the Company’s stock and option plans, and from time to time makes recommendations to the Board of Directors concerning such matters.

      Mr. Ariko, Mr. Casey and Mr. Fogelsong are independent directors. Effective in August 2003, upon his request pursuant to certain contractual rights held by Vista that it have a representative on the Compensation Committee, the Board approved Mr. Smith’s appointment to the Compensation Committee. The Board has not been able to determine Mr. Smith is independent under applicable Nasdaq rules, including as a result of the transactions between Aspect and Vista that occurred in February 2004. The Board has determined that, as the representative for the Company’s largest single shareholder, Mr. Smith’s continuing participation on the Compensation Committee and his ongoing involvement in Company compensation matters is required in the best interests of the Company and its shareholders and that he will continue to serve on the Compensation Committee under an exception from the requirement that compensation committees be comprised solely of independent directors under applicable Nasdaq rules.

      In addition to the Compensation Committee, the Company also has an Administrative Committee, consisting of the Chief Executive Officer, Chief Financial Officer and Vice President of Human Resources, which administers stock option grants for employees who are not executive officers of the Company. A report of the Company’s Compensation Committee is included elsewhere in this proxy statement and further describes certain matters related to and actions taken by the Compensation Committee during 2003.

      The Nominating Committee of the Board of Directors (the “Nominating Committee”) currently consists of Mr. Fogelsong (Committee Chair), Mr. Casey, Mr. Peth and Mr. Smith and held one meeting during the last fiscal year. The Nominating Committee Charter is attached to this Proxy Statement as Appendix B. The Nominating Committee is responsible for nominating new members to be considered for the Board of Directors. Prior to the establishment of the Nominating Committee, the full Board of Directors recommended candidates to the Company’s Board. The Nominating Committee will consider nominees recommended by shareholders. To be considered by the Nominating Committee, nominations must be received on or before the deadline for receipt of shareholder proposals and nominations. See the above Q&A section under “What is the deadline for receipt of shareholder proposals and nominations?” See also “Director Nomination Process” below.

      Mr. Casey and Mr. Peth are independent as that term is used in Item 7(d)(2)(ii) of Schedule 14A under the Exchange Act. Immediately following his appointment to the Board in 2003, the Board appointed Mr. Smith to its Nominating Committee. Although as described above it has not been able to determine that Mr. Smith is independent under applicable Nasdaq rules, the Board has determined that, as the representative for the Company’s largest single shareholder, Mr. Smith’s continuing participation on our Nominating Committee and his ongoing involvement in the director nomination process is required in the best interests of the Company and its shareholders and that he will continue to serve on the Nominating Committee under an exception from the requirement that such committees be comprised solely of independent directors under applicable Nasdaq rules.

      During the last fiscal year, each director nominee attended at least 75% of the meetings of the Board of Directors and the meetings of the committees of the Board of Directors on which he serves, except for Mr. Weatherford who joined the Board in January 2004.

Director Compensation

      Nonemployee directors are currently compensated for their service to the Company as follows:

1. They are reimbursed for out-of-pocket travel expenses associated with their attendance at Board meetings.

2. Each director receives an annual retainer fee, payable quarterly. During 2003, the amount of the annual retainer fee was $24,000. Directors are given the choice of receiving their annual retainer fee either in cash or in shares of our common stock under the Directors’ Annual Retainer Compensation Plan (the Retainer Plan). Each director who elects to receive the retainer in stock also receives a cash payment in an amount equal to 20% of the value of stock received in payment of his retainer fee. This compensation structure was designed to induce the Company’s directors to accept payment in stock by helping to offset the tax liability associated with the stock grant. In December 2003, Aspect made certain changes to the retainer fees paid to our nonemployee directors which affect the Retainer Plan. Further information about the these changes and the Retainer Plan are contained below and in “Proposal No. 3,” contained elsewhere in this proxy statement.

3. Under our 1998 Directors’ Stock Option Plan (the Directors’ Option Plan), nonemployee directors are eligible to receive automatic grants of options to purchase our common stock. During 2003, newly appointed nonemployee directors received options to purchase 24,000 shares of common stock upon joining the Board of Directors. In addition, directors who had served on our Board for at least six months as of August 31st received an automatic grant of an option to purchase 6,000 shares of our common stock on that date. All options under the Directors’ Option Plan have an exercise price equal to the fair market value of our common stock on the date of grant, vest as to 25% of the shares subject to the option on each of the first four anniversaries of the grant date, and provide for full acceleration of vesting on certain change of control and other corporate transactions involving Aspect. In December 2003, Aspect made certain changes to the Directors’ Option Plan. Further information about the these changes and the Directors’ Option Plan are contained below and in “Proposal No. 2,” contained elsewhere in this proxy statement.

      In December 2003, after reviewing market compensation data for members of public company boards of directors, as well as the amount of time and effort that the Aspect directors are devoting to their Board service, the Board of Directors approved certain changes effective January 1, 2004 to the compensation structure for Aspect’s nonemployee directors. The Board approved increasing the annual directors’ retainer fee from $24,000 to $30,000 and adopted retainer fee payments for Board committee service as follows: the Chair of the Audit Committee will receive an annual retainer of $15,000; each other member of the Audit Committee will receive an annual retainer fee of $10,000 for service on the Audit Committee; the Chairs of the Compensation and Nominating Committees will each receive an annual retainer of $7,500; and the other members of the

Compensation and Nominating Committees will each receive an annual retainer of $5,000 for each committee on which they serve. These committee fees are in addition to the general $30,000 annual retainer fee that each nonemployee director receives and are intended to compensate members for the significant time and effort required for participation on our Board committees. In order to encourage our directors to increase their ownership of Aspect common stock, the Board approved providing directors the choice of receiving payment of the new committee fees in cash or stock under our Retainer Plan, subject to shareholder approval of certain amendments to that plan (as described in “Proposal No. 3”).

      In addition, the Board of Directors approved, subject to approval of our shareholders, increasing the number of shares of common stock subject to options granted under our Directors’ Option Plan as follows: the initial grant made to new nonemployee directors upon joining our Board increased from 24,000 to 30,000 shares of common stock, and the annual grant to nonemployee directors meeting certain eligibility criteria increased from 6,000 to 20,000 shares of common stock. The Board of Directors also approved the granting to each current nonemployee director an option to purchase 6,000 shares of common stock, subject to and effective upon approval of our shareholders. See “Proposal No. 2” for further information regarding these matters.

      Following the departure of Beatriz V. Infante, our former Chief Executive Officer and Chair of our Board of Directors, and the appointment of Gary E. Barnett as interim Chief Executive Officer, each in August 2003, the Board determined it appropriate to appoint A. Barry Rand as Interim Chairman of the Board of Directors to oversee Board functions. Mr. Rand holds this role indefinitely until his successor is appointed or elected. After reviewing market compensation data, as well as considering the responsibilities and duties that he would be assuming as Interim Chairman, the Board approved payment of a special retainer fee to Mr. Rand in an amount equal to $80,000 per year, payable quarterly, effective the third quarter of 2003. This special retainer fee is in addition to the other retainer fees to which he is entitled as described above. In order to encourage Mr. Rand to increase his ownership of Aspect common stock, the Board approved permitting Mr. Rand to elect payment of this special retainer fee in cash or stock under the Retainer Plan, subject to shareholder approval of certain amendments to that plan (as described in “Proposal No. 3”).

Director Nomination Process

      Nominating Committee Process. In considering candidates for appointment or reelection to our Board, our Nominating Committee seeks to ensure that all our directors have sufficient experience and commitment to effectively serve on our Board and that at least a majority of our directors are independent as required under applicable Nasdaq rules. In addition, the Nominating Committee evaluates candidates to ensure that our Board membership includes the right mix of persons having the proper qualifications to serve on our Board committees and that director candidates who might be appointed to our Audit Committee meet the additional requirements applicable to audit committee members under Nasdaq and SEC rules. Additionally, in identifying and evaluating potential director candidates for appointment to the Board, the Nominating Committee considers the depth, extent and relevancy to Aspect’s business of the candidate’s business and professional experience, the candidate’s integrity and ability to bring an independent analytical inquiry to Board functions, and willingness and ability to devote sufficient time to Board activities. In identifying persons with these characteristics, the Nominating Committee seeks input from members of the Board and, if the Nominating Committee considers it appropriate, from an independent search firm. Each candidate individually meets with each director and with members of senior management, and the Nominating Committee conducts diligence with respect to the candidate’s qualifications and suitability to serve on our Board and takes such other actions as it deems appropriate, prior to appointing the candidate to our Board.

      The decision with respect to reelection of the directors listed above was made by the entire Board.

      Shareholder Proposals for Nominees. Shareholders considering submitting such a nomination should submit it to the Nominating Committee c/o the Secretary of Aspect and should include the following information: (1) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including the person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (2) the names and addresses of shareholders making the nomination and the number of shares of Common Stock which are owned beneficially and of record by such shareholders, and (3) appropriate biographical information and a statement as to the qualification of the nominee. These submissions should be submitted in the time frame specified in our Bylaws, as described above in the Q&A section under “What is the deadline for receipt of shareholder proposals and nominations?” and below under “Deadline for Receipt of Shareholder Proposals.”

Required Vote

      The six nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as directors of the Company. Votes against any nominee and votes withheld have no legal effect under California law. See “Vista Conversion Agreement” above.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR PROPOSAL NO. 1.

PROPOSAL NO. 2

AMENDMENT TO THE 1998 DIRECTORS’ STOCK OPTION PLAN

      At the Annual Meeting, the Company’s shareholders are being asked to amend the 1998 Directors’ Stock Option Plan (the “Directors’ Option Plan”) to increase the number of shares of common stock reserved for issuance under the Directors’ Option Plan, to increase the number of shares that may be granted to nonemployee members of the Company’s Board of Directors under the automatic option awards made thereunder, and to approve a special one-time option grant to existing nonemployee Board members.

Amendment to Directors’ Option Plan

      In light of recent regulatory and other changes, individuals serving on Boards of Directors of public companies face increased responsibilities and time commitment with respect to such service. In order to continue to attract and retain highly qualified and committed directors to serve on the Aspect Board of Directors, management and the Board has determined it appropriate to amend the stock compensation plans established for our directors to increase the compensation payable to them. See “Proposal No. 1 — Election of Directors — Director Compensation” and “Proposal No. 3 — Amendment to the Retainer Compensation Plan” for further information about our director compensation arrangements.

      In connection with the Directors’ Option Plan, we hereby submit to the Company’s shareholders for approval amendments to the plan that:

•	increase the total number of shares of common stock reserved for issuance under the Directors’ Option Plan by 600,000 shares, to an aggregate of 1,050,000 shares;

•	increase the number of shares of common stock subject to the automatic option grants made to new nonemployee directors who join the Company’s Board after the date on which shareholders approve these Directors’ Option Plan amendments from 24,000 shares to 30,000 shares (an “Initial Option”);

•	increase the number of shares of common stock subject to the automatic option grants made to nonemployee directors during each year in which they remain a member of the Company’s Board beginning on August 31, 2004 from 6,000 shares to 20,000 shares (an “Annual Option”); and

•	approve a one-time grant to each current nonemployee director of an option to purchase 6,000 shares of common stock, to be granted on the date on which the shareholders approve these amendments to the Directors’ Option Plan, with an exercise price equal to the fair market value of the Company’s common stock on that date and vesting as to 1,500 shares on each of the first through fourth anniversaries of such grant date.

General Plan Information

      The Directors’ Option Plan provides for the automatic grant of nonstatutory stock options to nonemployee directors of the Company. It was originally adopted by the Board of Directors in December 1997 and was approved by the Company’s shareholders in May 1998. The Plan was amended by the Board and shareholders again in 2002 to add shares to the total number reserved for issuance thereunder. Prior to shareholder approval of the increase in shares reserved for issuance under the Directors’ Option Plan described above, a total of 450,000 shares of common stock are reserved for issuance under the Directors’ Option Plan. If the shareholders approve these amendments, there will be reserved for issuance under the Directors’ Option Plan an aggregate of 1,050,000 shares of common stock.

      As of March 31, 2004, options to purchase an aggregate of 280,500 shares of common stock (net of options canceled), having a weighted average exercise price equal to $9.02 per share, had been granted to nonemployee directors pursuant to the Directors’ Option Plan and 169,500 shares remained available for future grant (not including shares subject to options that we expect to be granted during 2004 to existing nonemployee directors and not including the additional share reserve for which we are seeking shareholder approval).

      For fiscal 2003, eight of our directors received awards under the Directors’ Option Plan. Six of these directors (Barry M. Ariko, Donald P. Casey, Norman A. Fogelsong, Christopher B. Paisley, John W. Peth and David B. Wright) each received an option to purchase 6,000 shares with an exercise price equal to $8.97 per share. In addition, A. Barry Rand and Robert F. Smith, each of whom joined our Board in January 2003, each received during 2003 options to purchase an aggregate of 30,000 shares with a weighted average exercise price equal to $4.154 per share. Together, these eight nonemployee directors received during 2003 options to purchase an aggregate of 96,000 shares, having a weighted average exercise price equal to $5.96 per share.

      Assuming that the shareholders approve this Proposal No. 2, in 2004 we expect to grant to each of our existing nonemployee directors options to purchase 6,000 and 20,000 shares on May 27, 2004 and August 31, 2004, respectively, in each case with a per-share exercise price equal to the fair market value of a share of our common stock as of the date of grant. This means that we expect all eight of our current nonemployee directors will receive options during 2004 to purchase an aggregate of 208,000 shares of common stock.

Summary of the Directors’ Option Plan

      The following is a summary of the principal features of the Directors’ Option Plan. The summary, however, does not purport to be a complete description of all the provisions of the Directors’ Option Plan. Any shareholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company, at its principal office at 1320 Ridder Park Drive, San Jose, California 95131 (Attention: Stephen Yu, Vice President, General Counsel and Secretary). In addition, a copy of the Directors’ Option Plan as amended has been filed with the EDGARized version of this proxy statement and may be obtained through the SEC website, under the Aspect Communications Corporation filings, at http://www.sec.gov/.

Purpose

      The Directors’ Option Plan provides for the grant of nonstatutory stock options to nonemployee directors of the Company. The purpose of the Directors’ Option Plan is to attract and retain the most highly qualified and committed individuals for service as directors of the Company, to provide incentive for these individuals to serve as members of our Board, and to encourage their continued service on our Board.

Administration

      Because the Directors’ Option Plan provides for automatic option grants, it is intended to operate without the need for administration. To the extent that administration is necessary, it will be performed by the Board of Directors. All questions of interpretation or application of the Directors’ Option Plan are determined by the Board of Directors, and its decisions are final, conclusive and binding upon all participants.

Eligibility

      The Directors’ Option Plan provides that nonstatutory options may be granted only to nonemployee directors of the Company. Currently, there are eight persons eligible to participate in this plan. Executive officers of the Company and employees of the Company are not eligible for grants under the Directors’ Option Plan.

Grant and Exercise of Option

      Currently, the Directors’ Option Plan provides that each person who initially becomes a nonemployee director shall be automatically granted an Initial Option to purchase 24,000 shares of common stock on the date on which such person first becomes a nonemployee director, whether through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy and provides that an Annual Option to purchase 6,000 shares will be automatically granted to each nonemployee director on August 31 of each year, provided that on that date the nonemployee director has served on the Board of Directors for at least six months. Shareholder approval is now sought to approve increasing the number of shares subject to the Initial Option to 30,000 shares and increasing the number of shares subject to the Annual Option to 20,000 shares.

      As described above, the amendments for which shareholder approval is being sought also include an amendment to make a one-time grant to each existing nonemployee director of an option to purchase 6,000 shares of common stock. The terms of that option are further described above.

      Unless otherwise determined by the Board of Directors or its appointed committee at the time of grant, an option granted under the Directors’ Option Plan is not transferable by the optionee other than by will or the laws of descent or distribution. Each option is exercisable, during the lifetime of the optionee, only by such optionee, or by a transferee permitted under the Directors’ Option Plan.

      The Directors’ Option Plan provides that the shares subject to each option granted under the plan become 25% vested and exercisable on each of the first, second, third, and fourth anniversaries of the date of grant of the option. The options remain exercisable for up to 30 days following the optionee’s termination of service as a director of the Company, unless such termination is a result of death or of total and permanent disability, in which case the options remain exercisable for up to a six-month period.

Exercise Price and Term of Options

      The exercise price of stock options granted under the Directors’ Option Plan must be equal to the fair market value of a share of the Company’s common stock on the date of grant of the option. Fair market value is defined in the Directors’ Option Plan to be the closing sale price of the Company’s common stock on the Nasdaq National Market (or such other stock exchange on which the common stock is listed) on the date of grant (or, in the event that the common stock is not traded on such date, on the last preceding trading date for which such quotation exists). The exercise price for options may be paid with cash, by check, by surrendering shares of Aspect common stock owned by the holder and by certain other methods of payment specified in the Directors’ Option Plan and permitted under applicable laws. Options granted under the Directors’ Option Plan have a term of ten years.

Adjustments upon Changes in Capitalization

      In the event any change is made in the Company’s capitalization, such as a stock split or stock dividend, that results in an increase or decrease in the number of outstanding shares of common stock without receipt of consideration by the Company, appropriate proportionate adjustment shall be made in the exercise price and in the number of shares subject to each option (including in the number of shares to be made subject to automatic option grants under the plan), as well as in the number of shares available for issuance under the Directors’ Option Plan.

Merger or Sale of Assets

      In the event of a liquidation or dissolution of the Company, a sale of all or substantially all of the assets of the Company, the merger or consolidation of the Company with or into another corporation in which the Company is not the surviving corporation, or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, the vesting and exercisability of each option will accelerate in full and thereafter each option either will be converted into options to acquire shares of the acquiror (adjusted as to the number of shares and exercise price to reflect the terms of the transaction) or will terminate upon the closing of the transaction.

Amendment and Termination

      The Board of Directors may amend the Directors’ Option Plan at any time or from time to time or may terminate it without approval of the shareholders, except that shareholder approval shall be obtained as required by applicable laws. However, no action by the Board or shareholders may alter or impair any option previously granted under the Directors’ Option Plan, unless the director consents. The Directors’ Option Plan shall terminate in May 2008. Any options outstanding at that time under the Directors’ Option Plan shall remain outstanding until they expire by their own terms.

U.S. Federal Income Tax Information

      The following is a brief summary of the effect of U.S. federal income taxation on the optionee and the Company with respect to the grant and exercise of options under the Directors’ Option Plan. This summary does not purport to be complete, and does not discuss the income tax laws of any municipality, state, or foreign country in which an optionee may reside. The Company advises all eligible directors to consult their own tax advisors concerning tax implications of option grants and exercises, and the disposition of stock acquired upon such exercises under the Directors’ Option Plan.

      Options granted under the Directors’ Option Plan are nonstatutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon exercise of the option, the optionee will recognize ordinary compensation income for U.S. federal income tax purposes measured by the excess of the fair market value of the shares at the exercise date over the option price. Upon the sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares as of the date of exercise of the option, will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year from the date of exercise. The Company will be entitled to a tax deduction in the amount that the director recognizes as ordinary income. The Company will be entitled to such deduction at the time that the director recognizes ordinary income.

Accounting

      Option grants made to nonemployee directors having a fixed exercise price that is at least equal to the fair market value of the underlying stock on the date of grant and giving the holder a right to purchase a fixed number of shares will not result under current accounting rules to any direct charge to our reported earnings. However, the fair market value of those awards is required to be disclosed in the notes to our financial statements, and we must also disclose in our financial statement notes the pro forma impact those awards would have upon our reported earnings and earnings per share if the fair value of those awards at the time of grant were treated as a compensation expense over the life of the option.

      The Financial Accounting Standards Board has initiated a project to consider the appropriate accounting treatment for compensatory stock options. Accordingly, the foregoing summary for options granted under the Directors’ Option Plan may change substantially, perhaps beginning in early 2005, in a way that would result in our being required to take direct charges to our reported earnings. Such changes in the accounting rules could affect our profitability in future financial statement periods.

Required Vote

      The approval of the amendment to the Directors’ Option Plan as described above requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock who are present at the Annual Meeting in person or by proxy and entitled to vote at the Annual Meeting.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

PROPOSAL NO. 3

AMENDMENT TO THE RETAINER COMPENSATION PLAN

FOR THE BOARD OF DIRECTORS

      At the Annual Meeting, the Company’s shareholders are being asked to amend the Annual Retainer Compensation Plan (the “Retainer Plan”) for the Board of Directors of the Company to increase the number of shares of common stock reserved for issuance under the Retainer Plan by 60,000 shares and to permit all retainers paid by the Company in connection with Board service, whether now in place or hereafter adopted, to be paid in shares of common stock.

Amendment to Retainer Plan

      In light of recent regulatory and other changes, individuals serving on Boards of Directors of public companies face increased responsibilities and time commitment with respect to such service. In order to continue to attract and retain highly qualified and committed directors to serve on the Aspect Board of Directors, management and the Board have determined it appropriate to increase the compensation payable to them. See “Proposal No. 1 — Election of Directors — Director Compensation” and “Proposal No. 2 — Amendment to the 1998 Directors’ Stock Option Plan” for further information about our director compensation arrangements.

      The Retainer Plan allows nonemployee directors to elect to receive payment of all or a portion of their Board retainer fees in shares of Aspect common stock. Currently, the Retainer Plan permits only the general annual retainer fee paid to all nonemployee directors to be paid in stock. In December 2003, the Company increased the amount of this annual retainer from $24,000 to $30,000, effective as of January 1, 2004. Shareholder approval is not being sought with respect to this increase in the annual retainer amount.

      In December 2003, the Company also approved payment of additional retainers to nonemployee Board members related to their service on Board committees, as well as payment of a special retainer to its current Interim Chairman of the Board, Mr. Rand. See “Board Meetings and Committees” for further information as to which directors currently serve on our Board committees. The new committee retainers became effective as of January 1, 2004, while the special Interim Chairman retainer became effective in the third quarter of 2003. However, payment of these new retainers has been delayed in order to allow the affected directors to elect to receive such payments in fully-vested shares of Company common stock following approval by the shareholders of these amendments to the Retainer Plan. The Company now seeks shareholder approval of these amendments in order to permit directors to receive such payments in fully-vested shares of Aspect common stock. If our shareholders approve these amendments, the Company will pay the committee and Interim Chairman retainers accrued prior to the date of our annual meeting in shares of common stock (consistent with existing individual elections under the Retainer Plan) promptly following such approval. If the shareholders do not approve these amendments at the annual meeting, then the Company will promptly thereafter pay these accrued retainers in cash and the Retainer Plan will continue to provide shares only with respect to the directors’ general annual retainer fees.

      In order to assure that there remain sufficient shares of stock available under the Retainer Plan, we also seek approval of an increase in the total number of shares of common stock reserved for issuance thereunder by 60,000 shares, for an aggregate of 260,000 shares reserved.

Summary of the Annual Retainer Compensation Plan for the Board of Directors

      The following is a summary of the principal features of the Retainer Plan, as amended. This summary does not purport to be a complete description of all the provisions of the Retainer Plan. Any shareholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company, at its principal office at 1320 Ridder Park Drive, San Jose, California 95131 (Attention: Stephen Yu, Vice President, General Counsel and Secretary). In addition, a copy of the Retainer Plan as amended has been filed with the EDGARized version of this proxy statement and may be obtained through the SEC website, under the Aspect Communications Corporation filings, at http://www.sec.gov/.

Purpose

      The Retainer Plan permits nonemployee directors to elect to receive payment of all or a portion of their Board retainer fees in shares of Aspect common stock. The purpose of the Retainer Plan is to attract and retain the best available individuals for services as directors of the Company, to encourage their ownership of the Company’s common stock, to provide financial incentive as a result of the Company’s performance to such nonemployee directors who own Company stock, and to encourage their continued service on the Board of Directors.

Payment of Retainer in Shares in Lieu of Cash Compensation

      Although the dollar amount of each of our retainers are set on an annual basis, we pay the retainer in quarterly installments (assuming continued service on the Board through the last day of the quarter). Under the Retainer Plan, each eligible director, at his or her election, has the right to elect to accept payment in fully-vested shares of the Company’s common stock having a value equal to zero, 50 or 100 percent of the Retainer. To the extent a director elects to take less than 100 percent of his or her retainer in stock during a given year, then the Company will pay that portion of the retainer for which a stock election has not been made in cash. Each director must make this election for each respective one-year period of the Retainer Plan on or before the date of the Company’s annual meeting of shareholders, preceding the beginning of the next succeeding one-year period that begins each July. This election will apply to payments of the accrued committee and special Interim Chair retainers described above.

      An individual who first becomes a nonemployee director after the effective date of the Retainer Plan must make the election for his or her initial period of service on the Board of Directors on or before the date on which he or she first commences service as a director. To the extent that a director becomes eligible for payment of an additional type of retainer (e.g., by being appointed to a new Board committee) during the course of a plan year as to which an election to be paid in stock is already in place, such election will apply to any additional retainer payable during the remainder of the year in the same manner as set forth in the election already made with respect to that year.

      The number of shares issued each quarter will equal the dollar amount of the retainer to be taken in shares, divided by 100 percent of the market value of the shares on the first trading day after the end of each fiscal quarter for which the retainer is due. The market value shall be determined to be the closing sale price of the shares on the date payable as reported by the Nasdaq National Market (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation System), or in the event the common stock is listed on a stock exchange, the market value shall be the closing sale price on such exchange on the payment date. The Retainer Plan also provides that, in the event that the number of shares remaining available for issuance under the Retainer Plan is insufficient to satisfy the elections by participating directors to receive their awards in stock, the number of shares to be issued in satisfaction of such elections will be proportionately reduced and the remainder of the earned Retainer awards shall be paid in cash until and unless additional shares shall again be available for issuance under the Retainer Plan.

General Plan Information; Plan Benefits

      The Retainer Plan was adopted by the Board of Directors in December 1997 and was approved by the Company’s shareholders in May 1998. The Board and shareholders amended the Retainer Plan in 2002 to add shares to those reserved for issuance thereunder. Prior to shareholder approval of the increase in shares reserved for issuance under the Retainer Plan described above, a total of 200,000 shares of common stock are reserved for issuance under the Retainer Plan. If the shareholders approve these amendments, there will be an aggregate of 260,000 shares of common stock reserved for issuance under the Retainer Plan.

      As of March 31, 2004, 114,882 shares of common stock had been issued pursuant to the Retainer Plan and 85,118 shares remained available for issuance.

      The number of shares to be issued under the Retainer Plan with respect to any quarterly payment made thereunder will depend upon the Company’s closing sales price on each such award date, as described in more detail in the section above entitled “Payment of Retainer in Shares in Lieu of Cash Compensation,” as well as the extent to which directors have elected to take their retainer payments in stock. As of March 31, 2004, the fair market value of a share of our common stock based on the closing sale price for the stock as reported on the Nasdaq National Market on such date was $15.67.

      A total of eight nonemployee directors were eligible to participate in the Retainer Plan on December 31, 2003. For the current one-year period ending on June 30, 2004 (the annual basis on which the Retainer Plan operates), six of the directors who receive annual retainers have elected to have their annual retainers paid in stock under the Retainer Plan. We expect that a total of eight nonemployee directors will be eligible to participate in the Retainer Plan for the year ending December 31, 2004. To the extent these directors are now eligible to receive the new committee or Interim Chairman retainers, they will be paid in stock in the same proportion of these new retainers as with respect to the annual retainer through June 30, 2004. They may make new or different elections with respect to the period beginning July 1, 2004.

      During the year ended December 31, 2003, a total of 37,095 shares of common stock, having an aggregate value as of the date of each respective grant of $146,798, were issued to the following seven participating directors: Donald P. Casey (6,256 shares), Norman A. Fogelsong (6,256 shares), Christopher B. Paisley (6,256 shares), John W. Peth (6,256 shares), A. Barry Rand (4,302 shares), Robert F. Smith (4,302 shares), and David B. Wright (3,467 shares). As of April 5, 2004, a total of 4,791 shares, having an aggregate value as of the date of each respective grant of $77,913, were issued to the directors listed above during 2004. Specifically, each of these seven directors were issued 369 shares of common stock on January 2, 2004 in connection with their service on our Board during the fourth quarter of 2003, and each of them other than Mr. Paisley were issued 368 shares of common stock on April 1, 2004 in connection with their service on our Board during the first quarter of 2004. The total dollar value of each additional individual quarterly award of shares during the remainder of fiscal 2004 will vary from individual director to individual director depending upon his committee membership (as described more fully in the chart below).

Amount of Retainers

      The dollar amount of the retainer payments paid to nonemployee directors is determined by the Board of Directors in accordance with the authority granted to the Board under the Company’s bylaws. The Board of Directors may change the amount of the retainers at any time and may from time to time adopt additional retainers related to Board service. Should the Company determine to pay all retainers in cash, or should all eligible directors choose to take their retainers entirely in cash, then it would not be necessary for us to maintain the Retainer Plan. The Company encourages its nonemployee directors to accept payment of their retainers in shares of common stock because we believe that this best aligns the directors’ interests with those of our shareholders. Currently, six of the eight nonemployee directors have elected to take 100% of their retainers in stock.

      If the shareholders approve the amendments to the Retainer Plan as described above, nonemployee directors will be permitted to elect to be paid in fully-vested stock up to the full amount of the following retainers paid by the Company:

Retainer Type (Number of Directors Currently Eligible to Receive such Retainer)	Amount of Retainer

(per year)
Annual Retainer (all nonemployee directors)	$30,000
Audit Committee Chair (one director)	$15,000
Audit Committee Member (three directors)	$10,000
Compensation or Nominating Committee Chair (one director each)	$7,500
Compensation Committee Member (three directors)	$5,000
Nominating Committee Member (three directors)	$5,000
Special Interim Chairman of the Board Retainer	$80,000

      If the amendments to the Retainer Plan described above are approved by the shareholders, immediately following such approval, the Company will issue shares of common stock having a value as of the date of issuance equal to the dollar amount set forth below with respect to the following individuals in payment of accrued retainer fees:

Amount of Accrued Retainer
Payable Immediately after
Director	Shareholder Approval

Barry M. Ariko	$3,375
Donald P. Casey	$4,000
Norman A. Fogelsong	$4,625
John W. Peth	$6,500
A. Barry Rand	$64,000
Robert F. Smith	$4,000
Thomas Weatherford	$4,000
David B. Wright	$4,000

Term of the Retainer Plan

      The Retainer Plan will terminate in June 2008, unless terminated earlier by our Board of Directors. The Retainer Plan relates to the retainer fees payable to the members of the Board of Directors during each one-year period commencing on July 1 of each year from 1998 through 2007, unless earlier terminated by the Board of Directors, with any adjustments in the Retainer Plan and the terms hereunder as may be approved by the Board of Directors over such term.

Administration

      The Retainer Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors. At the present time, the Retainer Plan is being administered by the Board of Directors. All questions of interpretation or application of the Retainer Plan are determined by the Board of Directors or its appointed committee, and its decisions are final, conclusive, and binding upon the Company and the directors. All stock issuances shall be automatic and in accordance with the election filed by a director. No person will have any discretion to select which nonemployee directors can participate or to determine the number of shares to be issued to a director, except with respect to each individual director’s election to accept payment of his or her Retainer in shares of the Company’s common stock.

Eligibility and Participation

      A nonemployee director of the Company shall be eligible for the quarterly payment if he or she was serving as a director on the last day of any fiscal quarter during the time that the Retainer Plan is in effect. Payment will be made as soon as practicable after the last day of such quarter.

Cash Incentive for Payment in Shares

      To further encourage directors to elect to receive payment of their retainers in stock, the Company will pay a cash incentive to those directors electing payment in stock. The cash incentive will be equal to 20 percent of the value of the Retainer being taken in stock and is designed to help defray their tax liability with respect to the issuance of the shares. This incentive will be paid quarterly, in cash, at the time the quarterly installment of the Retainer is payable in shares.

Policy on Purchase and Sale of Shares

      The sale or other transfer of the shares purchased by a director with a part or all of his or her Retainer will be restricted for a period of six months after the date of purchase. Notwithstanding the above, a director will be allowed to transfer such shares within the restricted period to a family trust established by the director or to a member of the director’s immediate family, provided, however, that any such transferee shall be subject to the same six-month restriction on sale or subsequent transfer of the shares.

U.S. Federal Income Tax Information

      The following is a brief summary of the effect of U.S. federal income taxation on participating directors and the Company with respect to the payment of the Retainers under the Retainer Plan. This summary does not purport to be complete, and does not discuss the income tax laws of any municipality, state, or foreign country in which a participating director may reside. The Company advises all eligible directors to consult their own tax advisors concerning tax implications of the Retainers under the Retainer Plan.

      A nonemployee director will recognize ordinary compensation income for tax purposes equal to the sum of the portion (if any) of the Retainer paid to such director in cash (including any amount of cash paid to defray the cost of tax liability in connection with receipt of shares of stock) plus the fair market value of any shares received by the director in lieu of cash as of the date such shares are received. Upon resale of shares received by the director, any difference between the sale price and the fair market value at the time the shares are received by the director will be treated as capital gain (or loss), and will be long-term capital gain if the optionee has held the shares more than one year. The Company will be entitled to a tax deduction in the amount that the director recognizes as ordinary income. The Company will be entitled to such deduction at the time that the director recognizes ordinary income.

Accounting

      Under current accounting rules, stock awards made to nonemployee directors will result in a direct charge to our reported earnings equal to the fair market value of the shares subject to such award as of the date of the award. This summary of the accounting treatment of awards made under the Retainer Plan is subject to change to the extent applicable accounting rules change, which they could do at any time. The nature and extent of such accounting rule changes could affect our profitability in future financial statement periods.

Required Vote

      The approval of the amendment to the Retainer Plan as described above requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock who are present at the Annual Meeting in person or by proxy and entitled to vote at the Annual Meeting.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 3.

PROPOSAL NO. 4 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee of the Board of Directors has selected KPMG LLP, independent auditors, to audit the consolidated financial statements of the Company for the year ending December 31, 2004, and recommends that the shareholders vote for ratification of such appointment. In the event the shareholders do not ratify such appointment, the Audit Committee will reconsider its selection. KPMG LLP has audited the Company’s consolidated financial statements since 2002. One or more representatives of KPMG LLP are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Required Vote

      The ratification of the appointment of KPMG LLP requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock who are present at the Annual Meeting in person or by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 4.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

      The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company’s common stock as of March 31, 2004, with respect to:

•	each person who is known by us to beneficially own 5% or more of our common stock,

•	each of our directors and nominees for director,

•	each of our Named Executive Officers (as defined below), and

•	all of our directors and executive officers as a group.

      The percentages shown below are based on 58,488,566 shares of the Company’s common stock outstanding at March 31, 2004, plus the 22,222,222 shares of common stock issuable upon the conversion of the Series B convertible preferred stock. See “Vista Conversion Agreement.” Except as otherwise noted, the address of each person listed in the table is care of Aspect Communications Corporation, 1320 Ridder Park Drive, San Jose, California 95131-2312.

	Shares Beneficially
5% Shareholders, Directors, Nominees for	Owned(1)
Director, Named Executive Officers, and
Directors and Executive Officers as a Group	Number	Percent

Vista Equity Fund II, L.P.(2)	22,222,222	27.5%
150 California Street, 19th Floor San Francisco, CA 94111
Columbia Wanger Asset Management, L.P.(3)	4,967,800	6.2%
227 West Monroe Street, Suite 3000 Chicago, IL 60606
Barry M. Ariko(4)	13,500	*
Donald P. Casey(5)	41,370	*
Norman A. Fogelsong(6)	1,395,226	1.7%
John W. Peth(7)	70,677	*
A. Barry Rand(8)	10,671	*
Robert F. Smith(9)	22,232,893	27.5%
Thomas Weatherford	—	—
David B. Wright(10)	35,780	*
Gary E. Barnett(11)	452,519	*
Gary A. Wetsel(12)	237,811	*
James J. Flatley(13)	94,791	*
Beatriz V. Infante(14)	406,289	*
Rod Butters	—	—
All directors and executive officers as a group (11 persons)(15)	24,585,238	30.5%

*	Less than 1% of our outstanding common stock.

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

(2)	Represents common stock currently issuable upon conversion of the 50,000 shares of Series B convertible preferred stock held by Vista, which shares of common stock are deemed to be beneficially owned by Vista. The 50,000 shares of Series B convertible preferred stock held by Vista represent 100% of the authorized, issued and outstanding shares of Series B convertible preferred stock. See “What are the Voting Rights of the Series B Convertible Preferred Shareholders” in the Q&A section above.

(3)	Columbia Wanger Asset Management, L.P., WAM Acquisition GP, Inc. and Columbia Acorn Trust together have voting and dispositive power over 4,967,800 shares owned. This information is based solely on information as of December 31, 2003, set forth in a Schedule 13G dated February 12, 2004, as filed by Columbia Wanger Asset Management, L.P. with the Securities and Exchange Commission.

(4)	Represents shares issuable pursuant to options that are exercisable by Mr. Ariko within 60 days of March 31, 2004.

(5)	Includes 22,500 shares issuable pursuant to options that are exercisable by Mr. Casey within 60 days of March 31, 2004.

(6)	Includes 1,124,226 shares held by the Fogelsong Family Trust. Also includes 250,000 shares held of record by Institutional Venture Partners, VII, L.P., for which Mr. Fogelsong works as a venture capitalist, as to which Mr. Fogelsong disclaims beneficial ownership except to the extent of his pecuniary interest therein. Also includes 21,000 shares issuable pursuant to options that are exercisable by Mr. Fogelsong within 60 days of March 31, 2004.

(7)	Includes 21,000 shares issuable pursuant to options that are exercisable by Mr. Peth within 60 days of March 31, 2004.

(8)	Includes 6,000 shares issuable pursuant to options that are exercisable by Mr. Rand within 60 days of March 31, 2004.

(9)	Includes 6,000 shares issuable pursuant to options that are exercisable by Mr. Smith within 60 days of March 31, 2004. Also includes 22,222,222 shares of common stock held by Vista. Mr. Smith is the managing member of VEFIIGP, an entity which acts as the general partner for Vista and which entity may be deemed the beneficial owner of such shares of common stock. Mr. Smith disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.

(10)	Includes 22,500 shares issuable pursuant to options that are exercisable by Mr. Wright within 60 days of March 31, 2004.

(11)	Includes 362,769 shares issuable pursuant to options that are exercisable by Mr. Barnett within 60 days of March 31, 2004.

(12)	Includes 222,811 shares issuable pursuant to options that are exercisable by Mr. Wetsel within 60 days of March 31, 2004.

(13)	Represents shares issuable pursuant to options that are exercisable by Mr. Flatley within 60 days of March 31, 2004.

(14)	Includes 401,289 shares issuable pursuant to options that are exercisable by Ms. Infante within 60 days of March 31, 2004. Ms. Infante transitioned from her role as Chairman, President and Chief Executive Officer of the Company in August 2003 and resigned from the Company in October 2003. See “Certain Relationships and Management Agreements.”

(15)	Includes 792,871 shares issuable pursuant to options that are exercisable by all directors and executive officers within 60 days of March 31, 2004. Also includes shares beneficially owned by Vista (see footnotes (2) and (9) above) as a group assumes Vista’s shares of Series B preferred stock were converted to common stock as of March 31, 2004.

CERTAIN RELATIONSHIPS AND MANAGEMENT AGREEMENTS

      The Company has entered into various agreements with its executive officers. Pursuant to the terms of Change of Control Agreements with the Company, each of Messrs. Barnett, Flatley and Wetsel are entitled to certain benefits in the event their employment is terminated without cause or is constructively terminated during the period beginning three months prior to a change of control of the Company and ending thirteen months following a change of control. Specifically, if their employment was involuntarily terminated under these circumstances, these officers would be entitled to continue to receive payment of their regular base salary plus annual target bonus and medical benefits for up to 18 months following such termination, as well as full acceleration of the vesting of their stock options or restricted stock holdings. Under the agreements, the Company would have the right to cease payment of these benefits in certain cases where the officer violated his or her obligations to refrain from soliciting employees or customers of the Company or from competing with the Company. If the benefits under these agreements are triggered, the Company will take a compensation charge with respect to the changes made to the officers’ stock options. These agreements, which were renewed in February 2004, have one-year terms which would automatically extend in certain circumstances.

James J. Flatley

      In April 2003, Mr. Flatley was hired as President, Worldwide Sales and Service. Mr. Flatley’s agreement provides for a base salary of $350,000, a guaranteed annual bonus of $50,000 for the first two years of his employment, paid in quarterly installments of $12,500, and an annual cash bonus targeted at $212,000, of which $106,000 is guaranteed during the first year and paid in two equal portions, the first after six months and the second after twelve months of employment. In addition, the Company agreed that it will issue Mr. Flatley on his one-year anniversary of employment an option to purchase 200,000 shares of the Company’s Common Stock with an exercise price equal to the fair market value of our common stock on such date (as reported in the Wall Street Journal), assuming mutually agreed upon objectives are met.

Severance Agreements

Beatriz Infante

      In February 2003, the Company entered into an employment agreement with Ms. Infante to provide her with certain benefits in the event her employment was terminated without cause or was constructively terminated other than in connection with a change of control. Such benefits included the payment of base salary and annual target bonus for eighteen months, COBRA payments for up to eighteen months and acceleration of all outstanding stock options, exercisable in eighteen equal monthly installments. Ms. Infante transitioned from her role as Chief Executive Officer of the Company in August 2003. In September 2003, the Company and Ms. Infante entered into a Separation Agreement and Mutual Release providing for the benefits as provided for in the February 2003 agreement. The Company has the right under her agreement to cease payment of benefits in the event Ms. Infante violates her non-solicit or non-compete obligations. The Company took a compensation charge in the third quarter of 2003 with respect to the changes made to Ms. Infante’s stock options and severance amounts paid to her, which was most of the charge.

Rod Butters

      In March 2003, the Company entered into a severance agreement with Mr. Butters who resigned his position with the Company as Group President, World Wide Market Development, Marketing and Alliances effective in March 2003. Mr. Butters will continue to provide advisory services to the Company through February 2004. In exchange for such services and other agreed upon conditions, the Company paid Mr. Butters’s base salary and benefits for a period of nine months. In addition, effective on the resignation date, he received the equivalent of one year of accelerated stock option vesting on all outstanding options and an extended period of time, until February 2004, to exercise all fully vested options as of the termination date. The Company took a compensation charge in the first quarter of 2003 with respect to the changes made to Mr. Butters’s stock options.

Vista Conversion Agreement

      On February 13, 2004, we filed a registration statement with the Securities and Exchange Commission relating to a proposed public offering of shares of our common stock. In connection with that offering, Vista has agreed to convert all of its shares of Series B preferred stock into 22,222,222 shares of our common stock immediately prior to the completion of the offering. In consideration for this voluntary conversion, we have agreed to issue Vista 200,000 additional shares of our common stock and pay Vista a $3 million transaction fee. Additionally, Vista will retain the right to nominate two directors to serve on our board and to have an approval right over certain significant corporate matters until such time as its share ownership falls below 4,500,000 shares of its originally purchased and converted common stock. The fair market value of the 200,000 shares issuable to Vista and the $3 million transaction fee will be charged to net income attributable to common shareholders in the quarter in which this offering closes, together with the $16.3 million unamortized balance of the beneficial conversion feature associated with the issuance of the preferred stock.

      Our agreement with Vista provides that, upon conversion of its Series B convertible preferred stock into common stock and until Vista holds less than 4,500,000 shares of the common stock issued to Vista upon such conversion, many significant corporate matters will continue to require Vista’s consent, including the issuance of additional capital stock, a sale of all or substantially all of our assets, the consummation of any transaction the result of which is that any person becomes the beneficial owner of more than fifty percent of our voting securities, the incurrence of certain indebtedness, a voluntary liquidation or dissolution, acquisitions by us of any material interest in any company, business or joint venture, the consummation of certain related party transactions by us, the execution by us of any agreement which restricts our right to comply with certain of our obligations to Vista, the approval of our annual budget or any material deviations from our annual budget, the declaration or payment of any dividends or distributions on our common stock, or a change in the compensation paid to, the termination of the employment of, or the replacement of, certain of our executive officers including our Chief Executive Officer. In addition, until Vista holds less than 4,500,000 shares of the common stock issued to Vista upon conversion, our agreement with Vista provides that Vista shall have the contractual right to nominate two directors.

EXECUTIVE COMPENSATION

      The following table presents compensation paid by the Company for services rendered during fiscal years ended December 31, 2003, 2002 and 2001 for (i) all persons serving as the Company’s Chief Executive Officer (CEO) during the year ended December 31, 2003, (ii) the two most highly compensated executive officers (other than the CEO) serving at the end of the last fiscal year whose salary plus bonus exceeded $100,000 in fiscal 2003 and (iii) one former executive officer who would have been included in the category described in subsection (ii) had he still been an executive officer of the Company at the end of fiscal 2003 (the group of five individuals collectively referred to hereinafter as the “Named Executive Officers”).

Summary Compensation Table

				Long-Term
				Compensation
				Awards

		Annual Compensation		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options	Compensation

Gary E. Barnett(1)	2003	$341,188	$212,000	100,000	—
President and Chief Executive	2002	$355,538	$1,000	95,000	—
Officer	2001	$342,050	—	125,000	—
Gary A. Wetsel(2)	2003	$341,288	$162,000	100,000	$2,535
Executive Vice President,	2002	$255,064	$135,000	350,000	—
Finance, Chief Financial Officer, and	2001	—	—	—	—
Chief Administrative Officer
James J. Flatley(3)	2003	$242,023	$130,000	350,000	—
President, Worldwide Sales and	2002	—	—	—	—
Services	2001	—	—	—	—
Beatriz V. Infante(4)	2003	$451,525	—	224,000	$109,038
Former Chairman, President, and	2002	$410,548	—	224,000	—
Chief Executive Officer	2001	$450,483	—	—	$5,100
Rod Butters(5)	2003	$100,708	—	100,000	$227,164
Former Group President,	2002	$342,457	$2,117	95,000	—
World Wide Market Development,	2001	$342,050	—	200,000	$3,498
Sales and Services

(1)	Mr. Barnett joined the Company in October 1996. Mr. Barnett was appointed Interim President and Chief Executive Officer effective August 2003 and was elected President and Chief Executive Officer effective January 2004.

(2)	Mr. Wetsel joined the Company and became an executive officer in April 2002. The All Other Compensation amount disclosed for Mr. Wetsel in 2003 consists of executive expense reimbursement for personal tax preparation.

(3)	Mr. Flatley joined the Company and became an executive officer in April 2003. His annual salary is $350,000.

(4)	Ms. Infante transitioned from her role as Chairman, President and Chief Executive Officer in August 2003 and resigned from the Company in October 2003. The All Other Compensation amount disclosed for Ms. Infante in 2003 consists of $109,038 in severance payments. The All Other Compensation amount disclosed for Ms. Infante in 2001 consists of $5,100 of Company contributions under the Company’s 401(k) Plan. See “Certain Relationships and Management Agreements.”

(5)	Mr. Butters became an executive officer in April 2000. Mr. Butters resigned as the Company’s Group President, World Wide Market Development, Sales and Services in February 2003 and resigned from the Company in March 2003. The All Other Compensation amount disclosed for Mr. Butters in 2003 consists of $227,164 in severance payments. The All Other Compensation amount disclosed for Mr. Butters in 2001 consists of $3,498 of Company contributions under the Company’s 401(k) Plan. See “Certain Relationships and Management Agreements.”

Option Grants in 2003

      The Company’s 1999 Equity Incentive Plan and 1996 Employee Stock Option Plan provide for the grant of options to executive officers and other employees of the Company. Options granted to Named Executive Officers under the 1999 Equity Incentive Plan were incentive stock options to the extent allowable under Section 422 of the Internal Revenue Code and were otherwise nonstatutory stock options, while all options granted under the 1996 Employee Stock Option Plan were nonstatutory stock options. The options were granted at a price equal to the fair market value of the Company’s common stock on the date of grant. Such options typically expire ten years from the date of grant. The following table presents stock option grants made during 2003 to the Named Executive Officers.

	Individual Grants
					Potential Realizable Value
	Number of	% of Total			at Assumed Annual Rates
	Securities	Options	Exercise		of Stock Appreciation for
	Underlying	Granted to	Or Base		Option Term(4)
	Options	Employees in	Price Per	Expiration
Name	Granted(1)	Fiscal Year(2)	Share	Date(3)	5%	10%

Gary E. Barnett	100,000	4.0%	$2.95	01/22/2013	$185,524	$470,154
Gary A. Wetsel	100,000	4.0%	$2.95	01/22/2013	$185,524	$470,154
James J. Flatley	350,000	14.0%	$3.32	04/23/2013	$730,776	$1,851,929
Beatriz V. Infante	224,000	8.9%	$2.95	01/22/2013	$415,574	$1,053,145
Rod Butters	100,000	4.0%	$2.95	01/22/2013	$185,524	$470,154

(1)	Options become exercisable at the rate of 25% on the first anniversary of the grant date, and 2.0833% each month thereafter, so that if the officer remains with the Company through the vesting period, he or she will be fully vested in the award on the fourth anniversary.

(2)	The Company granted options representing 2,526,060 shares to employees and nonemployee directors in 2003.

(3)	Pursuant to the terms of the severance agreements of Ms. Infante and Mr. Butters the expiration dates of their option agreements were shortened to June 30, 2005 and February 20, 2004, respectively.

(4)	The 5% and the 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the future common stock price.

Aggregated Option Exercises in 2003 and

December 31, 2003 Option Values

      The following table presents information on stock options exercised during 2003 and the value of all stock options held on December 31, 2003 by the Named Executive Officers.

			Number of Securities
			Underlying Unexercised		Value of Unexercised In-the-
			Options at		Money Options at
	Shares		December 31, 2003		December 31, 2003(2)
	Acquired	Value
Name	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Gary E. Barnett	—	—	294,646	222,605	$1,885,142	$2,327,095
Gary A. Wetsel	—	—	154,583	295,417	$1,842,629	$3,609,370
James J. Flatley	—	—	—	350,000	—	$4,350,500
Beatriz V. Infante	350,505	$1,812,708	345,969	401,526	$263,622	$4,218,331
Rod Butters	346,249	$1,320,084	69,791	—	—	—

(1)	The amount shown represents the difference between the fair market value of the shares on the date of exercise and the exercise price of the option.

(2)	The closing sale price of the Company’s common stock as reported on the Nasdaq National Market on December 31, 2003, was $15.75 per share.

EQUITY COMPENSATION PLAN INFORMATION

      The following table summarizes our equity compensation plan information as of December 31, 2003 with respect to outstanding awards and shares remaining available for issuance under the Company’s existing equity compensation plans. Information is included in the table as to common stock that may be issued pursuant to the Company’s equity compensation plans.

			Number of Securities
			Remaining Available for
	Number of Securities	Weighted-Average	Future Issuance Under
	to be Issued Upon	Exercise Price of	Equity Compensation
	Exercise of Outstanding	Outstanding	Plans (Excluding
	Options, Warrants	Options, Warrants	Securities Reflected
Plan Category	and Rights (a)	and Rights (b)	in Column (a)) (c)

Equity compensation plans approved by security holders(1)	2,594,854	$9.82	7,009,783 (2)
Equity compensation plans not approved by security holders(3)	7,660,998	$5.72	1,510,399

Total	10,255,852		8,520,182

(1)	Includes the following equity compensation plans:

•	The 1999 Equity Incentive Plan

•	The 1990 Employee Stock Purchase Plan (a plan intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended)

•	The 1989 Directors’ Plan (this plan expired by its terms in 1999; there will be no further grants or awards under this plan)

•	The 1998 Directors’ Stock Option Plan

•	The 1989 Employee Stock Option Plan (this plan expired by its terms in 1999; there will be no further grants or awards under this plan)

•	The Annual Retainer Compensation Plan

The number of securities reflected in Column (a) and the weighted-average exercise price in Column (b) do not include shares subject to outstanding rights to purchase shares under our 1990 Employee Stock Purchase Plan.

(2)	Includes 2,628,038 and 87,701 shares of common stock reserved and available for issuance as of December 31, 2003 under the 1990 Employee Stock Purchase Plan and the Annual Retainer Compensation Plan, respectively. On January 2, 2004, the Company issued 2,583 shares of common stock to directors pursuant to the Annual Retainer Compensation Plan.

(3)	Includes the following equity compensation plans:

•	The 1996 Employee Stock Option Plan

•	The 1997 Commerce Soft, Inc. Stock Plan

•	The 1997 PakNetX Corporation Stock Plan

•	The 1992 VoiceTek Corporation Equity Incentive Plan

•	The 1996 VoiceTek Corporation Stock Option Plan

•	The Newborn Stock Gift Plan

      Other than the options under 1996 Employee Stock Option Plan, the Company assumed options under each of these plans in connection with its acquisition of each of the respective companies referenced in the plan titles. The Company does not intend to grant options or other awards in the future under these assumed plans.

Material Features of Plans Not Approved by Shareholders

     1996 Employee Stock Option Plan

      The Company’s 1996 Employee Stock Option Plan was adopted by our Board of Directors in December 1996 and has been amended a number of times since then. It provides for grants to employees, officers, directors and consultants of the Company, or of certain subsidiaries or other affiliates of the Company, of nonstatutory stock options, although a majority of the shares issued under the Plan during its term must be granted to participants who are not executive officers or directors. A total of 13,150,000 shares of common stock have been reserved for issuance under the 1996 Employee Stock Option Plan and 1,503,529 shares remain available for grant, as reflected in the table above.

      Nonstatutory options do not qualify as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1996, as amended. The 1996 Employee Stock Option Plan is administered by the Board of Directors or a Committee of the Board. The plan administrator determines the terms of options granted under the plan, including the number of shares subject to an option, the exercise price, the term and exercisability of options and any vesting or other restrictions that apply to awards. The 1996 Employee Stock Option Plan requires that options issued under the plan have a per share exercise price equal to the fair market value of our common stock on the grant date of the option. The plan allows for payment of the exercise price with cash, check, promissory note, or other shares of our common stock, through a brokered cashless exercise program, or with any other form of consideration permitted by the administrator and allowable under applicable law.

      Options issued under the 1996 Stock Option Plan generally vest over a four-year period and expire ten years from the date of grant.

      The 1996 Employee Stock Option Plan provides for automatic adjustment of shares remaining available for issuance under the plan, as well as adjustment of the exercise price and number of shares subject to outstanding awards, in the event of any stock split, stock dividend or similar change in our capital structure. In the event the Company were to be acquired by another company or another third-party acquiror, the plan provides that outstanding awards may either be assumed by our acquiror or that our acquiror may substitute equivalent awards for options outstanding under the plan, but that if our acquiror did not agree to assume or substitute equivalent awards for outstanding options, then the plan administrator would accelerate the vesting and exercisability of outstanding options and such options would thereafter terminate on or prior to the closing of the transaction. Unless either terminated earlier or extended to a later date, the 1996 Stock Plan will terminate in December 2006.

     Newborn Stock Gift Plan

      The Newborn Stock Gift Plan was adopted by our Board of Directors in August 1988. It allows for a one-time gift of 10 shares of the Company’s common stock to each child born to or adopted by a regular full-time employee during the employee’s tenure at Aspect. This plan was terminated as of December 31, 2003 and no additional shares of common stock are reserved or will be issued under this plan.

COMPENSATION COMMITTEE REPORT

      The Company’s compensation programs for executive officers and employees are administered by the Compensation Committee of the Board of Directors. The Compensation Committee is currently composed of four directors, each of whom is “independent” under Nasdaq rules except for Robert Smith, who (through Vista) has exercised contractual rights to be a member of the Committee. See “Proposal No. 1 — Election of Directors, Board Meetings and Committees” above for further information about the Compensation Committee and its members. The Compensation Committee from time to time employs independent compensation consultants to assist it in determining appropriate compensation levels for the Company’s executive officers and employees. The Compensation Committee met on nine occasions and took action by written consent on two occasions during 2003, for the purpose of reviewing executive officer compensation and certain Company-wide compensation policies and practices, to evaluate the effectiveness of the Company’s compensation programs, to evaluate current and proposed Company and officer performance and to take certain actions regarding our equity compensation and other benefits plans.

      The objective of the Company’s executive compensation program is to align executive compensation with the Company’s long- and short-term business objectives and performance. In the high technology marketplace where the Company competes for executive talent, it is imperative that its compensation practices enable the Company to attract, retain and motivate qualified executives able to contribute to the long-term business success of the Company. The following specific strategies are used to guide the Company’s executive compensation decisions:

•	Pay for Performance. The primary objective of the Company’s compensation policies is to reward executives who contribute superior performance to the Company and its business. An executive’s failure to achieve superior performance, on the other hand, may result in lowered overall compensation, including little or no variable or incentive compensation.

•	Alignment with Shareholder Interests. Executive compensation is designed to align management’s interests with shareholders’ interests by encouraging stock ownership among the management team and by linking compensation with the Company’s financial performance. The Committee continues to view equity compensation as an important part of its overall executive compensation program.

•	Compensation Commensurate with Skill Level. Compensation levels are determined after taking into account the level of skill, knowledge, effort and responsibility necessary to fulfill the requirements of a particular position, as well as the individual executive’s actual achievement levels in fulfilling such requirements.

•	Competitive Compensation. The Company regularly compares its compensation programs to those of other companies of comparable size within similar industries to place target pay substantially at market.

      The Compensation Committee meets with the Chief Executive Officer and the Vice President, Human Resources to consider potential long-term executive compensation and to propose specific compensation plans for the next fiscal year. The Compensation Committee evaluates current executive compensation from market surveys supplied by independent human resource consultants and evaluates the performance of individual executives. The Compensation Committee also independently reviews the individual performance of the Chief Executive Officer based upon market and company-specific data.

      During 2003, the Company’s executive compensation program included these key elements:

•	Base Salary. The Company established the base salaries of its executive officers based on competitive market practices derived from comparisons with companies of similar size and/or in similar industries. The approach is to target base salary levels around the 50th percentile of such data. Actual pay decisions are based on performance, responsibility, future potential and experience of the individual executive. The Compensation Committee exercised its judgment based on all the factors described. No specific formula was applied to determine the value of each criterion, and, once established, base salary generally does not vary with the Company’s performance.

•	Cash-Based Incentives. During 2003, Company executive officers participated in a cash incentive program under which payment was contingent upon the achievement of specific Company-wide goals based on operating results and revenue performance. The Company made substantial achievement toward these goals and, as a result, partial payment of the target bonus was paid to Messrs. Barnett and Wetsel. In addition, as described more fully below, Mr. Barnett was paid a bonus in connection with his service as Interim Chief Executive Officer. During 2003, the Compensation Committee revised the Company’s annual incentive program to raise the corporate performance objectives at which the program first pays out bonuses to participants. This change was made on a company-wide level.

•	Equity-Based Incentives. Each year, the Compensation Committee considers the grant of stock options to executives. The Compensation Committee believes that stock options provide added incentive for executives to influence the strategic direction of the Company and to create and grow value for customers, shareholders and employees. Options are granted at exercise prices equal to the stock’s fair market value at the time of grant and, typically, have four-year vesting periods to encourage retention. The number of stock options that are granted to individual executives is based on demonstrated sustained performance and independent survey data reflecting competitive stock option practices. The option grants to our executive officers during 2003 are reflected in the “Option Grants” table on page 31.

Chief Executive Officer Compensation

      Base Salary. Ms. Infante’s annual base salary during the year was $405,000. Ms. Infante transitioned from the Company as Chief Executive Officer in August 2003 and resigned from the Company effective October 1, 2003.

      Cash-Based Incentives. Based on the Company’s financial performance in fiscal 2003, the Compensation Committee decided not to award Ms. Infante any cash-based incentives during or with respect to the year.

      Equity-Based Incentives. In January 2003, as part of our annual compensation review process, Ms. Infante was granted an option to purchase 224,000 shares of our common stock.

      Other Employment Terms. The Company provided Ms. Infante (and other executive officers) with certain benefits in the event their employment were to be terminated in connection with or following a change of control of the Company. The details of these arrangements are described in “Certain Relationships and Management Agreements,” contained elsewhere in this proxy.

      In addition, in January 2003, following the Company’s successful completion of a financing, the Compensation Committee approved the Company’s entering into an employment agreement with Ms. Infante that provided her with certain severance benefits in the event the Company terminated her employment without cause or she experienced a constructive termination (other than in connection with a change of control of Aspect). Following her transition from the role of Chief Executive Officer and resignation from the Company in 2003, Ms. Infante became entitled to severance benefits under this employment agreement. The details of these severance benefits are described in “Certain Relationships and Management Agreements” contained elsewhere in this proxy.

Interim Chief Executive Officer Compensation

      Following Ms. Infante’s transition for her role as Chief Executive Officer of the Company, Gary Barnett was appointed Interim CEO in August 2003.

      Base Salary. In 2003, Mr. Barnett’s annual base salary was $337,500.

      Cash-Based Incentives. Based on the Company’s financial performance in fiscal 2003, the Compensation Committee awarded Mr. Barnett a bonus in the amount of $162,000. Mr. Barnett also received in fiscal 2003 a bonus in the amount of $50,000 for his service in the third quarter of 2003 as Interim CEO, and another $50,000 bonus for his service in the fourth quarter of 2003 which was approved in January 2004.

      Equity-Based Incentives. In January 2003, as part of our annual compensation review process, Mr. Barnett was granted options to purchase an aggregate of 100,000 shares of common stock.

      Promotion to Chief Executive Officer. In January 2004, the Board of Directors appointed Mr. Barnett Chief Executive Officer of Aspect. Following this appointment, the Compensation Committee approved changes to his compensation to reflect his promotion. The Committee set his annual base salary for 2004 at $425,000, with eligibility for an incentive bonus equal to 100% of his salary. At the same time, the Committee approved the grant to Mr. Barnett of an option to purchase 75,000 shares of common stock and an award of 25,000 shares of restricted common stock (in addition to the grant of an option to purchase 150,000 shares of common stock granted in January 2004 prior to his promotion in connection with the annual compensation review process).

Change of Control Agreements

      As described more fully above in the section entitled “Certain Relationships and Management Agreements”, the Committee approved the renewal of Change of Control Agreements with executive officers which provide that, in the event of involuntary termination of employment in connection with certain change of control transactions involving the Company, the officers would be entitled to continued salary, payment of incentive bonuses, reimbursement of medical coverage expenses and additional stock option vesting for a period of up to 18 months following such involuntary termination.

Deductibility of Executive Compensation

      In making compensation decisions affecting the executive officers, the Compensation Committee considers and to the extent practicable and to the extent permitted by applicable law intends to maximize the Company’s ability to deduct under applicable federal corporate income tax law compensation payments made to executives.

THE COMPENSATION COMMITTEE OF THE BOARD OF
DIRECTORS OF ASPECT COMMUNICATIONS CORPORATION

Barry Ariko (Chair)
Donald P. Casey
Norman A. Fogelsong
Robert F. Smith

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During 2003, the Compensation Committee consisted of Messrs. Casey, Ariko, Fogelsong and Smith. None of these persons has ever been an officer or employee of the Company or any of its subsidiaries, nor were there any Compensation Committee interlocks or other relationships during the year requiring disclosure under Item 402(j) of Regulation S-K of the Securities and Exchange Commission.

AUDIT COMMITTEE REPORT

      During the fiscal year 2003, the Audit Committee of the Board of Directors of the Company was composed of four independent directors. The members of the Audit Committee during fiscal year 2003 were Christopher B. Paisley, John W. Peth, A. Barry Rand and David B. Wright. In January 2004, Mr. Paisley resigned from the Board and the Audit Committee to pursue other interests, Mr. Weatherford was elected to the Board and the Audit Committee to fill the vacancy created by Mr. Paisley’s resignation, and Mr. Peth was appointed Chair to the Audit Committee. Each of the other three Audit Committee members continue to serve on the Audit Committee. Each of the members of the Audit Committee is independent as defined by the Nasdaq Marketplace Rules. The Audit Committee operates under a written charter adopted by the Board of Directors on December 10, 2003, which charter is attached to this Proxy Statement as Appendix A.

      The Audit Committee recommends to the Board of Directors the selection of an accounting firm to be engaged as the Company’s independent accountants. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

      On September 20, 2002, the Audit Committee dismissed the Company’s independent public accountants, Deloitte & Touche LLP and appointed the accounting firm of KPMG LLP as independent public accountants for the Company. During the prior two fiscal years and through the date of dismissal, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused it to make reference to the subject matter of such disagreements in connection with its reports. The reports of Deloitte & Touche LLP on the financial statements of the Company for the prior two fiscal years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Company had not consulted with KPMG LLP during the prior two fiscal years or through September 20, 2002 regarding either (i) the application of accounting principles to a specified transaction or transactions, either completed or proposed, or (ii) the type of audit opinion KPMG LLP might render on the Company’s financial statements.

      The Audit Committee held ten meetings during fiscal year 2003. The meetings were designed to facilitate and encourage communication between the Audit Committee, management, and our independent public accountants.

      Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal year 2003 with management and the independent accountants.

      The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

      The Audit Committee has received and reviewed the written disclosures and the letter from the independent accountants, KPMG LLP, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with KPMG LLP the issue of its independence from the Company.

      Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

THE AUDIT COMMITTEE OF THE BOARD OF
DIRECTORS OF ASPECT COMMUNICATIONS CORPORATION

John W. Peth (Chair)
A. Barry Rand
Thomas Weatherford
David B. Wright

AUDITOR FEES

      The aggregate fees billed by KPMG LLP and their respective affiliates (collectively, “KPMG”), our current principal accountants, and Deloitte & Touche LLP and their respective affiliates (collectively, “D&T”), our former principal accountants, for professional services rendered for fiscal 2003 and 2002 are as follows:

			Audit-
			Related			All Other
	Total	Audit Fees	Fees	Tax Fees		Fees

2003
KPMG	$531,564	$514,287	$0	$17,277	(a)	$0
D&T	$75,000	$0	$0	$0		$75,000	(b)

Total fees billed 2003	$606,564	$514,287	$0	$17,277		$75,000
2002
KPMG	$698,315	$658,711	$0	$0		$39,604	(c)
D&T	$551,063	$485,103	$21,950	$44,010		$0

Total fees billed 2002	$1,249,378	$1,143,814	$21,950	$44,010		$39,604

(a)	includes fees for international tax return preparation and tax examination support.

(b)	relates to professional services provided in connection with Sarbanes-Oxley Section 404.

(c)	relates to clerical and bookkeeping services for a foreign subsidiary that is immaterial to the consolidated financial statements prior to KPMG’s engagement as the independent auditor. No such services were provided subsequent to KPMG’s engagement.

      Consistent with Section 10A(i)(2) of the Securities Exchange Act of 1934 as added by Section 202 of the Sarbanes-Oxley Act of 2002, we are responsible for listing the audit and non-audit services pre-approved in the fourth quarter 2003 by our Audit Committee to be performed by KPMG LLP, our external auditor. Each of the permitted non-audit services has been pre-approved by the Audit Committee or the Audit Committee’s Chairman pursuant to delegated authority by the Audit Committee, other than de minimum non-audit services for which the pre-approval requirements are waived in accordance with the rules and regulations of the SEC. During fiscal 2003, the Audit Committee pre-approved the following non-audit services anticipated to be performed by KPMG LLP: 1) statutory audits, 2) 404 compliance audit work, and 3) tax consulting related to transfer pricing.

COMPANY STOCK PRICE PERFORMANCE

      The following graph compares cumulative total shareholder returns for the Company during the preceding five years to the S&P 500 Information Technology Index and the Nasdaq Stock Market U.S. Index.

Aspect Communications

S&P 500 Information Technology Index
Nasdaq Stock Market — U.S. Index

	December 31,

	1998(a)	1999	2000	2001	2002	2003

Aspect Communications Corporation	100.00	226.84	46.67	22.49	16.46	91.30
S&P 500 Information Technology Index	100.00	178.74	105.63	78.31	49.01	72.16
Nasdaq Stock Market U.S. Index	100.00	185.43	111.83	88.76	61.37	91.75

(a)	Assumes that the value of the investment in Aspect Communications Corporation common stock and each index was $100 on December 31, 1998, and that all dividends were reinvested.

INCORPORATION BY REFERENCE

      The Reports of the Compensation Committee and the Audit Committee (including reference therein to the independence of the Committee members), and the Company Stock Price Performance Graph, all set forth above, are not deemed filed with the U.S. Securities and Exchange Commission and shall not be deemed incorporated by reference into any prior or future filings made by the Company under the Securities Act of 1933, as amended, or except to the extent that the Company specifically incorporates such information by reference in any such filing.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (SEC) initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were satisfied.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

      Proposals by shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2004 Annual Meeting of Shareholders must be received by the Company no later than December 24, 2004, in order that they may be included in the proxy statement and form of proxy relating to that meeting. If the Company is not notified of a shareholder proposal by March 30, 2005, then the proxies held by management of the Company provide discretionary authority to vote against such shareholder proposal, even though such proposal is not discussed in the proxy statement. Shareholders wishing to submit proposals or nominations of persons to serve as directors should notify the Company at its principal office at 1320 Ridder Park Drive, San Jose, California 95131 (Attention: Stephen Yu, Vice President, General Counsel and Secretary) of their desire to do so.

OTHER MATTERS

      The Company knows of no other matters to be submitted to shareholders at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS OF ASPECT
COMMUNICATIONS CORPORATION
April 23, 2004

APPENDIX A

ASPECT COMMUNICATIONS CORPORATION

Charter for the Audit Committee

of the Board of Directors

Purpose and Powers

The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in its oversight of the accounting and financial reporting processes of Aspect Communications Corporation (the “Company”); to appoint, compensate and oversee the Company’s independent accountants; to supervise the finance function of the Company (which will include, among other matters, the Company’s investment activities); and to act as the company’s Qualified Legal Compliance Committee. The Committee will have the power to engage and compensate independent counsel and other advisors as it deems necessary to carry out its duties. In addition, the Committee has the authority, to the extent permitted under applicable laws, rules and regulations, and the Company’s bylaws and Articles of Incorporation, to delegate to one or more of its members the authority to grant pre-approvals of audit services and non-audit services, provided such decisions are presented to the full Committee at regularly scheduled meetings.

The Committee will undertake those specific duties and responsibilities listed below, and such other duties as the Board from time to time may prescribe. The Committee will provide to the Board the results of its examinations and recommendations, and such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

Charter

The Committee will review and reassess the adequacy of this charter at least once annually. This charter (as then constituted) shall be publicly filed, as may be required by the Securities Exchange Act of 1934 (the “Exchange Act”), or the rules and regulations of the SEC, the NASD, Nasdaq, or any other applicable regulatory authority.

Membership

The Committee shall consist of at least three non-employee members of the Board. Such members will be elected and serve at the pleasure of the Board. The Committee’s membership shall comply with the independence standards set forth in the Exchange Act and the rules of the Nasdaq Stock Market, and with the financial literacy and sophistication requirements of the Nasdaq Stock Market, subject to applicable exceptions under the Nasdaq rules.

Meetings

The Committee will meet separately with Chief Executive Officer and separately with the Chief Financial Officer of the Company at least quarterly to review the financial affairs of the Company. The Committee will meet with the independent accountants of the Company outside the presence of management at least quarterly, including upon the completion of the annual audit, and at such other times as the Committee deems appropriate to review the independent accountants’ examination and management report.

Responsibilities

Oversight of Independent Auditors

The Committee shall have the sole authority to select, evaluate, and if necessary to replace the independent auditor, subject to shareholder ratification if such ratification is required by applicable law or sought by the Board. In connection with this authority, the Committee will:

1.	Review annually the audit engagement fees and terms, and the plan for and the scope of the audit and related services.

2.	Confirm annually that the proposed audit engagement team for the independent accountants complies with the applicable auditor rotation rules.

3.	Pre-approve all non-audit services provided by the independent accountants; this authority may be delegated to one or more members of the Committee, who will report regularly to the full Committee on non-audit services approved.

4.	At the completion of the annual audit, review with management and the independent accountants:

a.	the Company’s annual financial statements and related footnotes;

b.	the independent accountant’s audit of the financial statements;

c.	any significant changes required in the independent accountant’s audit plan;

d.	any serious difficulties or disputes with management encountered during the course of the audit;

e.	other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

5.	Review the report from the independent accountants required by Section 10A of the Exchange Act.

6.	Review a written statement from the independent accountants delineating all relationships between the accountants and the Company, consistent with Independence Standards Board Standard 1.

7.	Review with the independent accountants any disclosed relationship or service that might impact the objectivity and independence of the accountant.

Oversight of Financial Reporting and Other Financial Disclosure

The Committee will:

8.	Review with management and the independent accountants at least annually the Company’s application of critical accounting policies and its consistency from period to period, and the compatibility of these accounting policies with generally accepted accounting principles, and (where appropriate) the Company’s provisions for future occurrences which may have a material impact on the financial statements of the Company.

9.	Consider and approve, if appropriate, significant changes to the Company’s accounting principles and financial disclosure practices as suggested by management and the independent accountants.

10.	Review with management and the independent accountants, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.

11.	Review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

12.	Oversee the adequacy of the Company’s system of internal accounting controls, obtain from the independent accountants management letters or summaries on such internal accounting controls, and review any related significant findings and recommendations of the independent accountants together with management’s responses thereto.

13.	Review the evaluation of internal controls prepared by management, and the independent accountant’s attestation, to the extent required by applicable law.

14.	Review the periodic reports of the Company with management and the independent accountants prior to filing of the reports with the SEC, and recommend whether the audited financial statements are to be included in the Company’s Annual Report on Form 10-K.

15.	Periodically discuss with the independent accountants, without management being present, (i) the accountant’s judgments about the quality, appropriateness, and acceptability of the Company’s accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Company’s financial statements.

16.	Review and discuss with management the Company’s earnings press releases (including the use of “pro forma” or “adjusted” non-GAAP information) as well as financial information and earnings guidance provided to analysts.

Other Responsibilities

The Committee will:

17.	Oversee the Company’s compliance with the Foreign Corrupt Practices Act.

18.	Oversee the Company’s finance function, which may include the adoption from time to time of a policy with regard to the investment of the Company’s assets.

19.	Review and approve all transactions between the Company and its Board members, officers or their representatives, other than ordinary-course compensation transactions.

20.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

21.	Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Qualified Legal Compliance Committee Responsibilities

In order to perform the functions of a Qualified Legal Compliance Committee (“QLCC”), the Committee will make such examinations as are necessary with respect to attorney reports of certain material violations (“Attorney Reports”) that are required under applicable standards of professional conduct established by the SEC. In connection with its functions as a QLCC, the Committee will:

22.	Establish written procedures for the confidential receipt, retention and consideration of Attorney Reports.

23.	Inform the Company’s General Counsel or person acting in such capacity (the “Chief Legal Officer”) of any report of evidence of a material violation contained in such Attorney Reports, unless the Committee decides that reporting the evidence to one or both such persons would be, under the circumstances, futile.

24.	Decide if an investigation is necessary to determine whether the material violation specified in the Attorney Report has occurred, is occurring, or is about to occur.

25.	If such an investigation is undertaken, the Committee will:

a.	notify the full Board;

b.	initiate the investigation, which may be undertaken either by the Chief Legal Officer or person acting in such capacity, or by outside counsel; and

c.	retain such additional expert personnel as the Committee deems necessary to complete the investigation.

26.	At the conclusion of any such investigation, the Committee will:

a.	direct the company to adopt appropriate remedial measures, including appropriate disclosures or the imposition of appropriate sanctions; and

b.	inform the Chief Legal Officer, the Chief Executive Officer and the Board of the results of the investigation and the appropriate remedial measures to be adopted.

If the Company fails in any material respect to take any of the remedial measures recommended by the Committee, the Committee has the authority to take all other appropriate action, including notifying the SEC.

In addition to the above responsibilities, the Committee will undertake such other duties as the Board delegates to it or that are required by applicable laws, rules and regulations.

Reports

The Committee will to the extent deemed appropriate record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. To the extent required, the Committee will also prepare and sign a Report of the Committee for inclusion in the Company’s proxy statement for its Annual Meeting of Shareholders.

APPENDIX B

ASPECT COMMUNICATIONS CORPORATION

Charter for the Nomination Committee of the Board of Directors

Purpose

The purpose of the Nomination Committee of the Board of Directors of Aspect Communications Corporation, a California corporation (the “Company”), shall be to establish general qualification guidelines applicable to nominees to the Board of Directors of the Company and to identify, review, interview and recommend persons meeting such guidelines to serve as members of the Board of Directors of the Company (“the Board”).

In addition, the Nomination Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board from time to time prescribes.

Statement of Philosophy

The philosophy of the Nomination Committee is to provide to the Board nominations for membership to the Board of persons who are best suited to undertake the responsibility of serving the needs of the Company as a member of the Board.

Membership

The Nomination Committee shall consist of a minimum of three directors, of the Company as determined by the Board. The members of the Nomination Committee are appointed by and serve at the discretion of the Board.

Responsibilities

The responsibilities of the Nomination Committee include:

1.	Identifying to the Board those governing rules and regulations that impact the composition of the Board, including but not limited to the Nasdaq Rule 4350 requirement that the Company maintain a minimum of two “independent directors” as the term is used by that Rule;

2.	Reviewing and making recommendations to the Board regarding general qualification guidelines applicable to nominees for membership to the Board and specific requirements imposed by applicable rules and regulations as determined by the Nomination Committee pursuant to Item 1 of this section;

3.	Identifying to the Board suitable candidates for membership to the Board;

4.	Interviewing suitable candidates for membership to the Board;

5.	Reporting to the Board the results of the Nomination Committee’s activities; and

6.	Recommending to the Board suitable nominees for membership to the Board.

Meetings

It is anticipated that the Nomination Committee will convene when asked to convene by the Board. However, in addition to convening at the behest of the Board, the Nomination Committee may establish its own schedule, which it will provide to the Board in advance.

Minutes

The Nomination Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

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Reports

Within 60 days of a request by the Board, the Nomination Committee will provide the Board with a written report describing the criteria it has identified as appropriate to the selection of nominees for membership to the Board. Moreover, before recommending a nominee for membership to the Board, the Nomination Committee will provide a written report detailing the basis of its recommendation.

Any written report of the Nomination Committee will be incorporated as part of the minutes of the Board meeting at which such report is presented.

B-2

Appendix C

ASPECT COMMUNICATIONS CORPORATION

1998 DIRECTORS’ STOCK OPTION PLAN

Amended and Restated as of August 31, 2000

Amended as of June 6, 2002

      1. Purposes of the Plan. The purposes of this Directors’ Stock Option Plan are to attract and retain the best available individuals for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

      All options granted hereunder shall be nonstatutory stock options.

      2. Definitions. As used herein, the following definitions shall apply:

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” shall mean the Common Stock of the Company.

(d) “Company” shall mean Aspect Communications Corporation, a California corporation.

(e) “Continuous Status as a Director” shall mean the absence of any interruption or termination of service as a Director.

(f) “Director” shall mean a member of the Board.

(g) “Employee” shall mean any person, including any officer or director, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

(h) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(i) “Option” shall mean a stock option granted pursuant to the Plan. All options shall be nonstatutory stock options (i.e., options that are not intended to qualify as incentive stock options under Section 422 of the Code).

(j) “Optioned Stock” shall mean the Common Stock subject to an Option.

(k) “Optionee” shall mean an Outside Director who receives an Option.

(l) “Outside Director” shall mean a Director who is not an Employee.

(m) “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(n) “Plan” shall mean this 1998 Directors’ Stock Option Plan.

(o) “Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

(p) “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

      3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 1,050,000 Shares (the “Pool”) of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

      If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. If Shares which were acquired upon exercise of an Option are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan.

      4. Administration of and Grants of Options under the Plan.

(a) Administrator. Except as otherwise required herein, the Plan shall be administered by the Board.

(b) Procedure for Grants. All grants of Options hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

(i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

(ii) Each person who becomes an Outside Director after the date of the Company’s annual meeting of shareholders in 2004 shall be automatically granted an Option to purchase 30,000 Shares (the “First Option”) on the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy.

(iii) Beginning on August 31, 2004, each Outside Director shall be automatically granted an Option to purchase 20,000 Shares (a “Subsequent Option”) on August 31 of each year (if August 31 falls on a Saturday, Sunday or holiday, then the Option shall be automatically granted on the immediately preceding business day), provided that, on such date, he or she shall have served on the Board for at least six (6) months.

(iv) On the date of the Company’s annual meeting of shareholders in 2004, each Outside Director continuing in service immediately following such meeting shall automatically be granted an Option to purchase 6,000 Shares (a “Special Option”) on the date of the meeting.

(v) Notwithstanding the provisions of subsections (ii) and (iii) hereof, in the event that a grant would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors receiving an Option on such date on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

(vi) Notwithstanding the provisions of subsections (ii) and (iii) hereof, any grant of an Option made before the Company has obtained shareholder approval of the Plan in accordance with Section 17 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 17 hereof.

(vii) The terms of each of the First Options, the Subsequent Options and the Special Options granted hereunder shall be as follows:

(1) each such Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 4(e) and 9 hereof;

(2) the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the Option, determined in accordance with Section 8 hereof; and

(3) each Option shall become vested and exercisable in installments cumulatively as to 25% of the Shares subject to the Option on each of the first, second, third and fourth anniversaries of the date of grant of the Option.

(c) Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(d) Effect of Board’s Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

(e) Suspension or Termination of Option. If the Chief Executive Officer or his or her designee reasonably believes that an Optionee has committed an act of misconduct, the Chief Executive Officer may suspend the Optionee’s right to exercise any option pending a determination by the Board of Directors (excluding the Outside Director accused of such misconduct). If the Board of Directors (excluding the Outside Director accused of such misconduct) determines an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his or her estate shall be entitled to exercise any option whatsoever. In making such determination, the Board of Directors (excluding the Outside Director accused of such misconduct) shall act fairly and shall give the Optionee an opportunity to appear and present evidence on Optionee’s behalf at a hearing before the Board or a committee of the Board.

      5. Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4(b) hereof. An Outside Director who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

      The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

      6. Term of Plan; Effective Date. The Plan shall become effective upon its approval by the shareholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

      7. Term of Options. The term of each Option shall be ten (10) years from the date of grant thereof.

      8. Exercise Price and Consideration.

(a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the fair market value per Share on the date of grant of the Option.

(b) Fair Market Value. The fair market value shall be determined by the Board; provided, however, that in the event the Common Stock is traded on the Nasdaq National Market or listed on a stock exchange, the fair market value per Share shall be the closing sale price on such system or exchange on the date of grant of the Option (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by Nasdaq or the stock exchange.

(c) Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash, check, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (which, if acquired from the Company, shall have been held for at least six months), delivery of a properly executed exercise together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price, or any combination of such methods of payment and/or any other consideration or method of payment as shall be permitted under applicable corporate law.

      9. Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) hereof; provided, however, that no Options shall be exercisable prior to shareholder approval of the Plan in accordance with Section 17 hereof has been obtained.

(i) An Option may not be exercised for a fraction of a Share.

(ii) An Option shall be deemed to be exercised when properly executed notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate (or appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) for the number of Shares so acquired shall be issued (or made) to (or for) the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

(iii) Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Status as a Director. If an Outside Director ceases to serve as a Director, he or she may, but only within thirty (30) days after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that such Outside Director was not entitled to exercise an Option at the date of such termination, or does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

(c) Disability of Optionee. Notwithstanding Section 9(b) above, in the event a Director is unable to continue his or her service as a Director with the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she (or his or her authorized representative) may, but only within six (6) months from the date of such termination, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

(d) Death of Optionee. In the event of the death of an Optionee:

(i) During the term of the Option, if the Optionee is, at the time of his or her death, a Director of the Company and has been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee’s estate or by a person or entity who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as Director for six (6) months after the date of death. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired.

(ii) Within thirty (30) days after the termination of Continuous Status as a Director, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination. Notwithstanding the foregoing, in no event may the option be exercised after its term set forth in Section 7 has expired.

      10. Limited Transferability of Options. Except as set forth below, the Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order (as defined by the Code or the rules thereunder). An Option shall be transferable by an Optionee to a living trust or a family trust established by the Optionee, under such terms and conditions as are established by the Administrator. Any such transfer shall also be subject to the Applicable Laws. The designation of a beneficiary by an Optionee does not constitute a transfer. An Option may be exercised during the lifetime of an Optionee only by the Optionee or a transferee permitted by this Section.

      11. Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a) Adjustment. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b) Corporate Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation in which the Company is not the surviving corporation, or (iv) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, the Company shall give to the Eligible Director, at the time of adoption of the plan for liquidation, dissolution, sale, merger, consolidation or reorganization, either a reasonable time thereafter within which to exercise the Option, including Shares as to which the Option would not be otherwise vested and exercisable, prior to the effectiveness of such liquidation, dissolution, sale, merger, consolidation or reorganization, at the end of which time the Option shall terminate, or the right to exercise the Option, including Shares as to which the Option would not be otherwise exercisable (or receive a substitute option with comparable terms), as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such liquidation, dissolution, sale, merger, consolidation or reorganization.

      12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

      13. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation, including any regulations of Nasdaq or any stock exchange on which the Company’s stock is trading), the Company shall obtain approval of the shareholders of the Company to Plan amendments to the extent and in the manner required by such law or regulation.

(b) Effect of Amendment or Termination. Any such amendment or termination of the Plan that would impair the rights of any Optionee shall not affect Options already granted to such Optionee and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

      14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

      15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      16. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

      17. Shareholder Approval. The effectiveness of the Plan shall be contingent upon approval by the shareholders of the Company at or prior to the first annual meeting of shareholders held subsequent to the date on which the Plan is adopted by the Board. If such shareholder approval is obtained at a duly held shareholders’ meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. If such shareholder approval is obtained by written consent, it may be obtained by the written consent of the holders of a majority of the outstanding shares of the Company.

Appendix D

ASPECT COMMUNICATIONS CORPORATION

ASPECT COMMUNICATIONS CORPORATION

RETAINER COMPENSATION PLAN
FOR BOARD OF DIRECTORS
EFFECTIVE JULY 1, 1998

Amended as of June 6, 2002

1. Purpose of Plan.

      The purposes of this Plan are to attract and retain the best available personnel for service as non-employee directors of Aspect Communications Corporation (the “Company”), to encourage ownership of Company Stock by non-employee directors, to provide financial incentive as a result of Company performance to the non-employee directors of the Company who own Company stock and to encourage their continued service on the Board of Directors of the Company (the “Board”).

2. Term of Plan.

      The term of the Plan shall be ten (10) years with the initial one (1) year period commencing on July 1, 1998 and ending on June 30, 1999 unless earlier terminated by the Board (the “Term”), with any adjustments in the Plan and the terms hereunder as may be approved by the Board over such term. The Plan relates to the retainer fee payable to the members of the Board during each one-year period commencing on July 1 of each year from 1998 through 2007.

3. Annual Retainer.

      A non-employee director shall be eligible for the annual retainer (the “Annual Retainer”), any then-applicable retainer payments related to participation on one or more Board committees (the “Committee Retainer”) and any other specially designated retainers payable by the Company (a “Special Retainer,” and together with the Annual Retainer and the Committee Retainer, the “Retainer”), in each case payable quarterly under this Plan if he or she was serving as a director or, as applicable, as a member of a Board committee for which retainer payments are made, or otherwise is eligible to receive a Special Retainer, on the first trading day after the end of each fiscal quarter during the time that the Retainer Plan is in effect. The Retainer will be paid as soon as practical thereafter. The dollar amount of the Retainer shall be determined by the Board over the Term of the Plan in accordance with the authority granted to the Board under the Company’s Bylaws.

4. Payment of Retainer in Shares in Lieu of Cash Compensation.

      With respect to the quarterly payments of the Retainer payable under this Plan, each director, at his or her election, has the right to elect to accept payment in fully vested shares of the Company’s Common Stock equal to 50 or 100 percent of the Retainer. Each director must make this election for each respective one (1) year period of the Plan on or before the date of the Annual Meeting of the Company’s shareholders preceding the beginning of the next succeeding one-year period. The election shall be made on the form attached as Exhibit A hereto. An individual who first becomes a non-employee director after the effective date of the Plan shall make the election for his or her initial period of service on the Board on or before the date on which he or she first commences service as a director. To the extent that a director becomes eligible for payment of an additional type of Retainer (e.g., by being appointed to a new Board committee during the course of such year) during the course of a Plan year as to which an election under this Section 4 is already in place, such election shall apply to any additional Retainer payable during the remainder of such year in the same manner as set forth in the election already made with respect to that year.

      The number of shares issued each quarter will equal the dollar amount of the Retainer to be taken in shares, divided by 100 percent of the market value of the shares on the first trading day after the end of each fiscal quarter for which the Retainer is due (such date, the “Payment Date”); provided however that to the extent shareholder approval of any amendment to the Plan is required before payment of all or any portion of the quarterly Retainer payment can be made hereunder, then the applicable Payment Date with respect to such payment shall be the date of such shareholder approval. The market value shall be determined to be the closing sale price of the shares on the Payment Date as such price is reported by the Nasdaq National Market (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation System), or in the event the Common Stock is listed on a stock exchange, the market value shall be the closing sale price on such exchange on the payment date. No fractional shares will be issued. The number of shares issued will be rounded down to the nearest number of whole shares.

      In addition, in the event that the total number of shares reserved for issuance hereunder shall be insufficient to allow the Company to issue the full number of shares of Common Stock otherwise required pursuant to existing elections made by participating directors to receive the Retainer in shares of Common Stock, then the Company shall make a pro rata allocation among participating directors of the shares of Common Stock available for issuance on such date or dates upon which it would otherwise be required to issue such shares and pay the remainder of the amount owed with respect to the Retainers in cash (unless and until additional shares become available for grant hereunder).

      The shares will be issued in accordance with the instructions provided by the director on the form attached as Exhibit A hereto.

      The sale or other transfer of the shares purchased by a director with a part or all of his/her Retainer will be restricted for a period of six months after the date of purchase. Notwithstanding the above, a director will be allowed to transfer such shares within the restricted period to a family trust established by the director or to a member of the director’s immediate family, provided, however, that any such transferee shall be subject to the same six month restriction on sale or subsequent transfer of the shares.

      Shares of the Company’s Common Stock to be issued to directors shall be issued out of the Company’s authorized but unissued shares. The number of shares reserved for this purpose shall be 260,000 shares, to be increased proportionately in the event of stock dividends or stock splits (or other similar adjustments) or to be decreased proportionately in the event of a combination of shares. The Board of Directors may increase or decrease the number of shares reserved for this purpose, subject to approval of the Company’s shareholders as set forth below.

5. Cash Incentive for Payment in Shares.

      As an inducement to a director to elect to accept payment of all or a portion of his or her Retainer in shares of the Company’s Common Stock so as to increase a director’s ownership of Company stock and to help defray a director’s tax liability with respect to the issuance of the shares, the Company will pay a cash incentive to the directors electing payment in shares equal to 20 percent of the Retainer. This incentive will be paid quarterly, in cash, at the time the quarterly installment of the Retainer is payable in shares. The cash incentive will be paid only with respect to issued shares and, in the event of a share shortfall as described in Section 4 above, to the extent that the share portion of a Retainer is instead paid in cash, the cash incentive will not be paid with respect to any portion of the Retainer that is paid in cash.

6. Policy on Purchase and Sale of Shares.

      As indicated above, the sale or other transfer of shares acquired in lieu of payment of all or part of the Retainer is restricted for a period of six (6) months after the shares are issued. Under current law, a director’s acquisition of shares in lieu of the cash payment of a retainer qualifies for an exemption under Rule 16b-3(d)(i) of the Securities Exchange Act of 1934 and, therefore, is not a “purchase” for purposes of Section 16(b) of that Act. Accordingly, it will not be a violation of Section 16(b) if a director sells shares of Company stock (regardless of the price at which such other shares are sold) within six (6) months before or six (6) months after the director acquires shares pursuant to this Plan. These laws are subject to change. The

Company will amend the Plan as necessary to comply with any changes in the law. A director shall be required to comply with applicable law.

      For a complete statement of the Company’s policy with respect to the purchase and sale of Company shares, directors are referred to the full statement of policy, which the Company has distributed separately to each of them.

7. Administration and Interpretation.

      This Plan will be administered and interpreted by the Board of Directors. Issues arising under this Plan will be decided by the Board of Directors and its decision will be final and binding on the Company and the directors. All stock issuances shall be automatic and in accordance with the election filed by a director. No person shall have any discretion to select which non-employee directors can participate or to determine the number of shares to be issued to a director, except as otherwise set forth in this Plan with respect to an individual director’s election to accept payment of his or her Retainer in shares of the Company’s Common Stock.

8. Board Approval.

      The terms of this Compensation Plan shall become effective upon adoption by the Board of Directors and shall continue in effect as set forth in Section 2.

9. Shareholder Approval.

      Continuance of the Plan shall be subject to approval by the shareholders of the Company. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any stock exchange upon which the Common Stock is listed. No shares may be issued under this Plan until such approval is obtained.

EXHIBIT A

ASPECT COMMUNICATIONS CORPORATION

Stock Administration Department
1310 Ridder Park Drive, San Jose, CA 95131
p) 408-325-2486 f) 408-325-2766

ELECTION TO RECEIVE SHARES OF COMMON STOCK

Pursuant to the terms of the Aspect Communications Corporation Annual Retainer Compensation Plan (the “Plan”), I elect to receive payment of           % [indicate 0%, 50% or 100%] of my Retainer for the period of July 1, 200                     — June 30, 200                    in shares of the Company’s Common Stock. This election applies with respect to any amounts to which I become entitled during the course of such year as part of the Retainer even if I am not entitled to them as of the date of this election.

I understand that I cannot revoke this election for the period indicated above. I further understand that I must execute a new election for each subsequent year under the Plan prior to the beginning of each one-year period as set forth in the Plan document.

I understand that I cannot dispose of shares issued under the Plan until six months after the date of issuance.

If I elected above to receive part or all of my Retainer paid in stock, I hereby direct Aspect to [check one]:

•	hold the shares in a book entry account until I give the Company a written request directing them to issue the shares.

•	issue the shares in my name or in the name of my family trust, as it appears below, and mail the certificate to the address indicated below:

Registration of Shares:

Address where Stock Certificate should be Mailed:

Date:

Signature

Printed Name

Please return this form to Aspect’s Stock Administration Department.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ASPECT COMMUNICATIONS CORPORATION

2004 ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Aspect Communications Corporation, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement, each dated April 23, 2004, and hereby appoints Gary E. Barnett and Gary A. Wetsel, or either of them, proxies and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Shareholders of Aspect Communications Corporation to be held on May 27, 2004, at 4:00 p.m. at the Company’s facilities located at 1320 Ridder Park Drive, San Jose, California, and at any adjournment(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED,
WILL BE VOTED FOR THE ELECTION OF ALL LISTED DIRECTORS, FOR THE AMENDMENT TO
THE 1998 DIRECTORS’ STOCK OPTION PLAN, FOR THE AMENDMENT TO THE ANNUAL RETAINER
COMPENSATION PLAN FOR THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF THE
APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM
ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

INSTRUCTIONS FOR VOTING YOUR PROXY

THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE VOTING

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-732-6167, 24 hours a day, 7 days a week. Have your proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you directed. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern time on May 26, 2004.

INTERNET VOTING

Visit the Internet voting website at http://proxy.georgeson.com. Have your proxy card ready, then follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern time on May 26, 2004.

VOTING BY MAIL

Simply mark, sign and date your proxy card and return it in the reply envelope enclosed.

COMPANY NUMBER	CONTROL NUMBER

If you are voting by telephone or the Internet, please do not mail your proxy card
TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒  Please mark votes as in this example.

1.  Election of Directors.

Nominees: (01) Barry M. Ariko; (02) Donald P. Casey; (03) Norman A. Fogelsong; (04) John W. Peth; (05) Thomas Weatherford; (06) David B. Wright.

FOR	AGAINST	ABSTAIN
☐	☐	☐

FOR ALL NOMINEES    ☐

WITHHELD FROM ALL NOMINEES    ☐

2.	Approval of the amendment to the 1998 Directors’ Stock Option Plan to increase the number of shares of common stock reserved for issuance under the Directors’ Option Plan by 600,000 shares, to increase the number of shares that may be granted to nonemployee members of the Company’s Board of Directors under the automatic option awards made thereunder, and to approve a special one-time option grant to existing nonemployee Board members.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	Approval of the amendment to the Annual Retainer Compensation Plan for the Board of Directors of the Company to increase the number of shares of common stock reserved for issuance under the Retainer Plan by 60,000 shares and to permit all retainers paid by the Company in connection with Board service to be paid in shares of common stock.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	Ratification of the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2004.

FOR	AGAINST	ABSTAIN
☐	☐	☐

and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    ☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING    ☐

(This proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:	Date:	Signature:	Date: